Exhibit 99.1

EXECUTION VERSION

THIS AMENDED AND RESTATED MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of April 12, 2013 (this “Agreement”), is made by and among AG MIT, LLC, a Delaware limited liability company (“Seller”), AG MORTGAGE INVESTMENT TRUST, INC., a Maryland corporation (“Guarantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (as more specifically defined below, “Buyer”). Seller, Guarantor and Buyer (each also a “Party”) hereby agree as follows:

ARTICLE 1

APPLICABILITY

Section 1.01 Applicability. Subject to the terms and conditions of the Repurchase Documents, from time to time during the Funding Period, and at the request of Seller, the Parties shall enter into transactions in which Seller agrees to sell, transfer and assign to Buyer certain Assets and all related rights in and interests related to such Assets, against the transfer of funds by Buyer representing the Purchase Price for such Assets, with a simultaneous agreement by Buyer to transfer to Seller and Seller to repurchase such Assets in a repurchase transaction at a date not later than the Facility Termination Date, against the transfer of funds by Seller representing the Repurchase Price for such Assets. This Agreement amends and restates in its entirety that certain Master Repurchase and Securities Contract, dated as of April 9, 2012, among Seller, Guarantor and Buyer.

ARTICLE 2

DEFINITIONS AND INTERPRETATION

Section 2.01 Definitions.

“Accelerated Repurchase Date”: Defined in Section 10.02.

“Actual Knowledge”: With respect to any Person, the actual knowledge of such Person without further inquiry or investigation; provided, that for the avoidance of doubt, such actual knowledge shall include the knowledge of such Person and each of its employees, officers, directors and agents.

“Additional Purchased Asset”: Any Eligible Asset, U.S. Treasury security, or Agency Security.

“Adjusted Tangible Net Worth”: With respect to any Person as of any date, the Net Asset Value of such Person minus (i) intangible assets, (ii) goodwill and (iii) prepaid expenses, in each case determined in accordance with GAAP.

“Affiliate”: With respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person.

“Agency Security”: Any security which is (i) issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation or (ii) guaranteed by the Government National Mortgage Association.

“Aggregate Purchase Price”: As of any date of determination, the sum of the Purchase Prices of all Purchased Assets currently subject to Transactions.

“Alternative Rate”: A per annum rate based on an index approximating the behavior of LIBOR, as determined by Buyer.

“Anti–Terrorism Laws”: Any Requirements of Law relating to money laundering or terrorism, including Executive Order 13224 signed into law on September 23, 2001, the regulations promulgated by the Office of Foreign Assets Control of the Treasury Department, and the Patriot Act.

“Applicable Percentage”: Defined in the Fee Letter.

“Approved Valuation Firm”: Any nationally recognized broker-dealer, acceptable to Buyer, and with respect to any Purchased Asset which is (i) RMBS, listed on Schedule 2 hereto, (ii) CMBS, listed on Schedule 3 hereto, or (iii) Consumer ABS, listed on Schedule 4 hereto, in each case, as such Schedule may be updated in accordance with the provisions set forth in Section 4.02(b) hereof.

“Asset”: Any RMBS, CMBS or Consumer ABS.

“Asset Margin Call”: Defined in Section 4.01(a).

“Asset Margin Deficit”: Defined in Section 4.01(a).

“Bankruptcy Code”: Title 11 of the United States Code, as amended.

“Business Day”: Any day other than (a) a Saturday or a Sunday, (b) a day on which banks in the States of New York, California or North Carolina are authorized or obligated by law or executive order to be closed, (c) any day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed, or (d) if the term “Business Day” is used in connection with the determination of LIBOR, a day dealings in Dollar deposits are not carried on in the London interbank market.

“Buyer”: Wells Fargo Bank, National Association, in its capacity as Buyer under this Agreement and the other Repurchase Documents.

“Buyer’s Data Point”: As of any date of determination, the Market Value of an MV Disputed Asset, as determined by Buyer.

“Buyer’s Margin Percentage”: For any Purchased Asset as of any date, the percentage equivalent of the quotient obtained by dividing one (1) by the Applicable Percentage for such Purchased Asset as of such date.

“Buyer’s Maximum Margin Percentage”: For any Purchased Asset that is RMBS as of any date, the percentage equivalent of the quotient obtained by dividing one (1) by the sum of (i) the Applicable Percentage for such Purchased Asset and (ii) 5.00%.

“Capital Lease Obligations”: With respect to any Person, the amount of all obligations of such Person to pay rent or other amounts under a lease of property to the extent and in the amount that such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Stock”: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests (certificated or uncertificated) in any limited liability company, and any and all partnership or other equivalent interests in any partnership or limited partnership, and any and all warrants or options to purchase any of the foregoing.

“Closing Date”: April 9, 2012.

“CMBS”: Pass-through certificates representing beneficial ownership interests in one or more first lien mortgage loans secured by commercial and/or multifamily properties.

“CMBS Margin Call”: Defined in Section 4.01(c).

“CMBS Margin Deficit”: Defined in Section 4.01(c).

“Code”: The Internal Revenue Code of 1986, as amended.

“Compliance Certificate”: A true and correct certificate in the form of Exhibit C, executed by a Responsible Officer of Guarantor or Seller, as applicable.

“Confirmation”: A purchase confirmation in the form of Exhibit B, duly completed, executed and delivered by Seller and Buyer in accordance with Section 3.01.

“Consumer ABS”: Publicly or privately offered, registered asset-backed securities representing beneficial ownership interests in or that are secured by (a) motor vehicle installment loans and retail installment sales contracts secured by new and used automobiles, light-duty trucks and other similar vehicles or (b) the receivables arising from a portfolio of unsecured revolving credit card accounts.

“Consumer ABS Margin Call”: Defined in Section 4.01(d).

“Consumer ABS Margin Deficit”: Defined in Section 4.01(d).

“Contingent Liabilities”: With respect to any Person as of any date, all of the following as of such date: (a) liabilities and obligations (including any Guarantee Obligations) of such Person in respect of “off–balance sheet arrangements” (as defined in the Off–Balance Sheet Rules defined below in this definition), (b) obligations, including Guarantee Obligations, whether or not required to be disclosed in the footnotes to such Person’s financial statements, guaranteeing in whole or in part any Non–Recourse Indebtedness, lease, dividend or other obligation, excluding, however (i) contractual indemnities (including any indemnity or price–adjustment provision relating to the purchase or sale of securities or other assets) and (ii) guarantees of non–monetary obligations that have not yet been called on or quantified, of such Person or any other Person, and (c) forward commitments or obligations to fund or provide proceeds with respect to any loan or other financing that is obligatory and non–discretionary on the part of the lender. The amount of any Contingent Liabilities described in the preceding clause (b) shall be deemed to be (i) with respect to a guarantee of interest or interest and principal, or operating income guarantee, the sum of all payments required to be made thereunder (which, in the case of an operating income guarantee, shall be deemed to be equal to the debt service for the note secured thereby), through (x) in the case of an interest or interest and principal guarantee, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guarantee, the date through which such guarantee will remain in effect, and (ii) with respect to all guarantees not covered by the preceding clause (i), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements of such Person. “Off–Balance Sheet Rules” means the Disclosure in Management’s Discussion and Analysis About Off–Balance Sheet Arrangements and Aggregate Contractual Obligations, Securities Act Release Nos. 33–8182; 34–47264; FR–67 International Series Release No. 1266 File No. S7–42–02, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR Parts 228, 229 and 249).

“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, deed to secure debt, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property or assets are bound or are subject.

“Control”: With respect to any Person, the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling,” “Controlled” and “under common Control” have correlative meanings.

“Custodial Agreement”: The Custodial Agreement, dated as of the date hereof, among Buyer, Seller and Custodian.

“Custodian”: Wells Fargo Bank, National Association, or any successor permitted by the Custodial Agreement.

“DBRS”: DBRS, Inc. or, if DBRS, Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Default”: Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Default Rate”: Defined in the Fee Letter.

“Derivatives Contract”: Any rate swap transaction, basis swap, credit derivative transaction, forward rate transaction, commodity swap, commodity option, forward commodity contract, equity or equity index swap or option, bond or bond price or bond index swap or option or forward bond or forward bond price or forward bond index transaction, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross–currency rate swap transaction, currency option, spot contract, or any other similar transaction or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, including any obligations or liabilities thereunder.

“Derivatives Termination Value”: With respect to any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in the preceding clause (a), the amount(s) determined as the mark–to–market value(s) for such Derivatives Contracts, as determined based on one or more mid–market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include Buyer).

“Disputed Market Value Notice”: Defined in Section 4.02(a).

“Dollars” and “$”: Lawful money of the United States of America.

“DTC”: The Depository Trust Company, and its successors and assigns.

“Early Repurchase Date”: Defined in Section 3.04.

“Eligible Asset”: An Asset:

(a) that has been approved as a Purchased Asset by Buyer on the related Purchase Date;

(b) with respect to which no Representation Breach exists;

(c) with respect to which there are no future funding obligations on the part of Seller or Buyer;

(d) whose underlying collateral is located in the United States, and all obligations thereunder and under the underlying collateral documents are denominated and payable in Dollars; and

(e) if such Asset is CMBS, is a Senior CMBS, or such CMBS has been approved by Buyer on the related Purchase Date; and

(f) if such Asset is Consumer ABS, such Asset is rated, as of any date of determination, at least “Ba2” or “BB” (or its equivalent) or higher by at least two (2) Rating Agencies.

provided, that notwithstanding the failure of an Asset or Purchased Asset to conform to the requirements of this definition, Buyer may, subject to such terms, conditions and requirements and Applicable Percentage adjustments as Buyer may require, designate in writing any such non–conforming Asset or Purchased Asset as an Eligible Asset, which designation (1) may include a temporary or permanent waiver of one or more Eligible Asset requirements, and (2) shall not be deemed a waiver of the requirement that all other Assets and Purchased Assets must be Eligible Assets (including any Assets that are similar or identical to the Asset or Purchased Asset subject to the waiver).

“Eligible Assignee”: Any of the following Persons designated by Buyer for purposes of Section 17.08(c): (a) a bank, financial institution, pension fund, insurance company or similar Person, an Affiliate of any of the foregoing, and an Affiliate of Buyer, and (b) any other Person to which Seller has consented; provided, that such consent of Seller shall not be unreasonably withheld, delayed or conditioned, and shall not be required at any time when a Default or Event of Default exists. Such Person shall provide to Seller such duly executed IRS forms as Seller reasonably requests.

“Equity Interests”: With respect to any Person, (a) any share, interest, participation and other equivalent (however denominated) of Capital Stock of (or other ownership, equity or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any of the foregoing, (c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date.

“ERISA”: The Employee Retirement Income Security Act of 1974.

“ERISA Affiliate”: Any person (as defined in Section 3(g) of ERISA) which, together with Seller would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Event of Default”: Defined in Section 10.01.

“Facility Termination Date”: The earliest of (a) April 11, 2014, as such date may be extended for an additional ninety (90) days pursuant to Section 3.06, (b) any Accelerated Repurchase Date and (c) any date on which the Facility Termination Date shall otherwise occur in accordance with any change in any Requirements of Law pursuant to Section 12.02.

“Fee Letter”: The third amended and restated fee letter, dated as of the Restatement Date, between Buyer and Seller and acknowledged by the Guarantor, as the same may be amended, modified and/or restated from time to time.

“Fitch”: Fitch Ratings, Inc. or, if Fitch Ratings, Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Funding Expiration Date”: The earliest of (a) April 11, 2014, (b) any Accelerated Repurchase Date and (c) any date on which the Funding Expiration Date shall otherwise occur in accordance with any change in any Requirements of Law pursuant to Section 12.02.

“Funding Period”: The period from the Closing Date to the Funding Expiration Date.

“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governing Documents”: With respect to any Person, its articles or certificate of incorporation or formation, by-laws, memorandum and articles of association, partnership, limited liability company, operating or trust agreement and/or other organizational, charter or governing documents.

“Governmental Authority”: Any (a) nation or government, (b) state or local or other political subdivision thereof, (c) central bank or similar monetary or regulatory authority, (d) Person, agency, authority, instrumentality, court, regulatory body, central bank or other body or entity exercising executive, legislative, judicial, taxing, quasi–judicial, quasi–legislative, regulatory or administrative functions or powers of or pertaining to government, (e) court or arbitrator having jurisdiction over such Person, its Affiliates or its assets or properties, (f) stock exchange on which shares of stock of such Person are listed or admitted for trading, (g) accounting board or authority that is responsible for the establishment or interpretation of national or international accounting principles, and (h) supra-national body such as the European Union or the European Central Bank.

“Guarantee Agreement”: The Guarantee Agreement, dated as of the Closing Date, made by the Guarantor in favor of Buyer.

“Guarantee Default”: Defined in Section 8.08.

“Guarantee Obligation”: With respect to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of the obligations for which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, Contractual Obligation, Derivatives Contract or other obligations or indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation, or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee

Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation); provided, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum anticipated liability in respect thereof as reasonably determined by such Person.

“Guarantor”: AG Mortgage Investment Trust, Inc., as named in the Guarantee Agreement.

“Income”: With respect to any Purchased Asset, all of the following (in each case with respect to the entire par amount of the Asset represented by such Purchased Asset and not just with respect to the portion of the par amount represented by the Purchase Price advanced against such Asset): (a) all Principal Payments, (b) all Interest Payments and (c) all other income, distributions, receipts, payments, collections, prepayments, recoveries, proceeds (including insurance and condemnation proceeds) and other payments or amounts of any kind paid, received, collected, recovered or distributed on, in connection with or in respect of such Purchased Asset, including prepayment fees, extension fees, exit fees, defeasance fees, transfer fees, make whole fees, late charges, late fees and all other fees or charges of any kind or nature, premiums, yield maintenance charges, penalties, default interest, dividends, gains, receipts, allocations, rents, interests, profits, payments in kind, returns or repayment of contributions, net sale, foreclosure, liquidation, securitization or other disposition proceeds, insurance payments, settlements and proceeds.

“Indebtedness”: With respect to any Person and any date, all of the following with respect to such Person as of such date: (a) obligations in respect of money borrowed (including principal, interest, assumption fees, prepayment fees, yield maintenance charges, penalties, exit fees, contingent interest and other monetary obligations whether choate or inchoate and whether by loan, the issuance and sale of debt securities or the sale of property or assets to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets, or otherwise), (b) obligations, whether or not for money borrowed (i) represented by notes payable, letters of credit or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered, or (iv) in connection with the issuance of Preferred Equity or trust preferred securities, (c) Capital Lease Obligations, (d) reimbursement obligations under any letters of credit or acceptances (whether or not the same have been presented for payment), (e) Off–Balance Sheet Obligations, (f) obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any mandatory redeemable stock issued by such Person or any other Person (inclusive of forward equity contracts), valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) as applicable, all obligations of such Person (but not the obligation of others) in respect of any keep well arrangements, credit enhancements, contingent or future funding obligations under any Purchased Asset or any obligation senior to any Purchased Asset, unfunded interest reserve amount under any Purchased Asset or any obligation that is senior to any Purchased Asset, purchase obligation, repurchase obligation, sale/buy–back agreement, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than mandatory redeemable stock)), (h) obligations under any Derivatives Contract not entered into as a hedge against existing indebtedness, in an amount equal to the Derivatives Termination Value thereof, (i) all Non–Recourse Indebtedness, recourse indebtedness and all indebtedness of other Persons that such Person has guaranteed or is otherwise recourse to such Person, (j) all indebtedness of another Person secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than certain Permitted Liens) on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligation; provided, that if such Person has not assumed or become liable for the payment of such indebtedness, then for the purposes of this definition the amount of such indebtedness shall not exceed the market value of the property subject to such Lien, (k) all Contingent Liabilities, (l) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person or obligations of such Person to pay the deferred purchase or acquisition price of property or assets, including contracts for the deferred purchase price of property or assets that include the procurement of services, (m) indebtedness of general partnerships of which such Person is liable as a general partner (whether secondarily or contingently liable or otherwise), and (n) obligations to fund capital commitments under any Governing Document, subscription agreement or otherwise.

“Indemnified Amount”: Defined in Section 13.01(a).

“Indemnified Person”: Defined in Section 13.01(a).

“Insolvency Event”: With respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person or any substantial part of its assets or property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, or ordering the winding–up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of thirty (30) days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the failure by such Person generally to pay its debts as they become due, or (h) the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Interest Payments”: With respect to any Purchased Asset, all payments of interest, income, receipts, dividends, and any other collections and distributions received from time to time in connection with any such Purchased Asset.

“Internal Control Event”: Fraud that involves management or other employees of Seller, Guarantor or Investment Manager, or any of their respective Affiliates, who have a significant role in the internal controls of Seller, Guarantor, Investment Manager or any of their respective Affiliates; provided, however, that solely with respect to fraud related to any Affiliate of Seller, Guarantor or Investment Manager, such fraud is reasonably likely to have a Material Adverse Effect.

“Investment”: With respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, guaranty or credit enhancement of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment or option to make an Investment in any other Person shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in this Agreement, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Company Act”: The Investment Company Act of 1940, as amended, restated or modified from time to time, including all rules and regulations promulgated thereunder.

“Investment Management Agreement”: Defined in Section 6.01(e).

“Investment Manager”: AG REIT Management, LLC or any successor investment manager of Seller appointed in accordance with Section 10.01(p).

“Irrevocable Redirection Notice”: A notice in form and substance satisfactory to Buyer sent by Seller, if necessary, to the applicable trustee, master servicer or servicer of the RMBS directing the remittance of Income with respect to a Purchased Asset to the Waterfall Account.

“Knowledge”: With respect to any Person, means collectively (i) the Actual Knowledge of such Person, (ii) notice of any fact, event, condition or circumstance that would cause a reasonably prudent Person to conduct an inquiry that would give such Person Actual Knowledge, whether or not such Person actually undertook such an inquiry, and (iii) all knowledge that is imputed to a Person under any statute, rule, regulation, ordinance, or official decree or order.

“Leverage Ratio”: Defined in the Fee Letter.

“LIBOR”: For any Pricing Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/100 of 1%) for deposits in Dollars, for a one-month period, that appears on Reuters Screen LIBOR01 (or the successor thereto) as the London interbank offered rate for deposits in Dollars as of 11:00 a.m., London time, on the Pricing Rate Reset Date for such Pricing Period. If such rate does not appear on Reuters Screen LIBOR01 as of 11:00 a.m., London time, on such Pricing Rate Reset Date, Buyer shall request the principal London office of the Reference Banks selected by Buyer to provide such banks’ offered quotation (expressed as a percentage per annum) to leading banks in the international Eurocurrency market for deposits in Dollars for a one-month period as of 11:00 a.m., London time, on such Pricing Rate Reset Date for amounts of not less than the aggregate Repurchase Price of all Purchased Assets. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Buyer shall request any three major banks in New York City selected by Buyer to provide such banks’ rate (expressed as a percentage per annum) for loans in Dollars to leading banks in the international Eurocurrency market for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Pricing Rate Reset Date for amounts of not less than the aggregate Repurchase Price of all Purchased Assets. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates.

“LIBO Rate”: For any Pricing Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/100 of 1%) determined for such Pricing Period in accordance with the following formula:

LIBOR for such Pricing Period
1 – Reserve Requirement

“Lien”: Any mortgage, statutory or other lien, pledge, charge, right, claim, adverse claim, attachment, levy, hypothecation, assignment, deposit arrangement, security interest, UCC financing statement or encumbrance of any kind on or otherwise relating to any Person’s assets or properties in favor of any other Person or any preference, priority or other security agreement or preferential arrangement of any kind.

“Liquidity”: With respect to Seller or Guarantor, as the case may be, and any date, the sum of (i) amount of cash or cash equivalents held by Seller or Guarantor, as applicable, but only to the extent that the amount of such cash and cash equivalents exceeds the amount necessary to satisfy or cause Seller to satisfy all of the financial covenants and obligations of Seller under the Repurchase Documents, all on and as of such date, (ii) an amount equal to ninety-five percent (95%) of the aggregate market value of any unpledged and unencumbered Agency Securities held by Seller or Guarantor, as applicable, and (iii) an amount equal to ninety-eight percent (98%) of the aggregate market value of any U.S. Treasury securities held by Seller or Guarantor, as applicable, in each case determined in accordance with GAAP.

“Liquidity Amount”: Defined in the Fee Letter.

“Margin Asset”: Any Purchased Asset transferred to Buyer and marked as a “Margin Asset” on the related Confirmation. For the avoidance of doubt, no Purchase Price will be payable from Buyer to Seller in connection with the transfer of any Margin Asset.

“Margin Call”: Any Asset Margin Call, RMBS Margin Call, CMBS Margin Call or Consumer ABS Margin Call.

“Margin Deficit”: Any Asset Margin Deficit, RMBS Margin Deficit, CMBS Margin Deficit or Consumer ABS Margin Deficit.

“Market Disruption Event”: Any event or events that, in the determination of Buyer, results in (a) the effective absence of a “repo market” or related “lending market” for purchasing (subject to repurchase) or financing debt obligations secured by residential mortgage loans or securities, (b) Buyer’s not being able to finance Purchased Assets through the “repo market” or “lending market” with traditional counterparties at rates that would have been reasonable prior to the occurrence of such event or events, (c) the effective absence of, or material adverse change since the Closing Date in, the “securities market” for the Purchased Assets or securities similar to the Purchased Assets, or (d) Buyer’s not being able to sell Purchased Assets at prices that would have been reasonable prior to the occurrence of such event or events.

“Market Value”: For any Purchased Asset as of any date, the market value for such Purchased Asset as of such date as determined by Buyer in its sole reasonable discretion (including upon transfer from Seller to Buyer), as often as daily; provided, that the Market Value of any Purchased Asset which is not an Eligible Asset shall be zero. For the avoidance of doubt, in determining the Market Value of any Purchased Asset, Buyer may take into account such other criteria as Buyer deems appropriate, including, without limitation, volatility, current market conditions, current interest rates and spreads and other market conditions, credit quality, liquidity of position, eligibility for inclusion in structured finance or securitization transactions, subordination, delinquency status and aging.

“Material Adverse Effect”: A material adverse effect on or material adverse change in or to (a) the property, assets, business, operations, financial condition or credit quality of Seller, Guarantor or Investment Manager, (b) the ability of Seller to pay and perform the Repurchase Obligations, (c) the validity, legality, binding effect or enforceability of any Repurchase Document, Record, Purchased Asset or security interest granted hereunder or thereunder, (d) the rights and remedies of Buyer or any Indemnified Person under any Repurchase Document or Purchased Asset, (e) the rating (if applicable), liquidity or other aspect of a material portion of the Purchased Assets, as determined by Buyer, or (f) the perfection or priority of any Lien granted under any Repurchase Document.

“Maximum Amount”: The amount set forth in the Fee Letter, which shall not be reduced upon the repurchase of any Purchased Assets; provided, that on and after the Facility Termination Date, the Maximum Amount on any date shall be the aggregate Repurchase Price outstanding for all Transactions as of such earlier date, as such amount declines over the term hereof as Purchased Assets are repurchased and Margin Deficits are satisfied.

“MBS Information”: The information requested by Buyer and required to be delivered or otherwise provided to Buyer or the Custodian, as applicable. Where this Agreement provides for Seller to provide Buyer with all or any part of any MBS Information, to the extent information is not publicly available through Bloomberg, Intex or EDGAR, Seller shall provide Buyer with a copy of each such item or provide Buyer with a URL address to any service, internet website or other system where Buyer can obtain such information.

“Minimum Margin Call Amount”: Defined in the Fee Letter.

“Moody’s”: Moody’s Investors Service, Inc. or, if Moody’s Investors Service, Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Multiemployer Plan”: A Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Mortgage Assets”: First lien residential mortgage loans and closed-end second lien residential mortgage loans.

“Mortgage-Backed Security”: Either (i) a certificate issued under a trust agreement representing 100% ownership of a Delaware business trust that has issued bonds secured by a pool of Mortgage Assets; (ii) a subordinated bond issued by a Delaware business trust that has issued bonds under an indenture secured by a pool of Mortgage Assets; or (iii) a certificate issued under a pooling and servicing agreement or note issued under an indenture in each case secured by a pool of Mortgage Assets.

“MV Disputed Asset”: Defined in Section 4.02(a).

“Net Asset Value”: With respect to any Person, the gross assets of such Person less the aggregate amount of all liabilities of such Person, including, without limitation, all Indebtedness and all absolute and contingent liabilities of any kind, as determined in accordance with GAAP and on a basis consistent with prior periods.

“Net Worth Amount”: Defined in the Fee Letter.

“Non–Recourse Indebtedness”: With respect to any Person and any date, indebtedness of such Person as of such date for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, Insolvency Events, non-approved transfers or other events) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“Non–U.S. Person”: Defined in Section 12.06(d).

“Notice Date”: Defined in Section 3.01(a).

“Off–Balance Sheet Obligations”: With respect to any Person and any date, to the extent not included as a liability on the balance sheet of such Person, all of the following with respect to such Person as of such date: (a) monetary obligations under any financing lease or so–called “synthetic,” tax retention or off–balance sheet lease transaction that, upon the application of any Insolvency Laws, would be characterized as indebtedness, (b) monetary obligations under any sale and leaseback transaction that does not create a liability on the balance sheet of such Person, or (c) any other monetary obligation arising with respect to any other transaction that (i) is characterized as indebtedness for tax purposes but not for accounting purposes, or (ii) is the functional equivalent of or takes the place of borrowing but that does not constitute a liability on the balance sheet of such Person (for purposes of this clause (c), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

“Participant”: Defined in Section 17.08(b).

“Patriot Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“PBGC”: The Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Liens”: Any Liens granted pursuant to or by the Repurchase Documents or Liens created by or through Buyer as to which no enforcement, collection, execution, levy or foreclosure proceeding has been commenced.

“Person”: An individual, corporation, limited liability company, business trust, partnership, trust, unincorporated organization, joint stock company, sole proprietorship, joint venture, Governmental Authority or any other form of entity.

“Plan”: An employee benefit plan as defined in Section 3(3) of ERISA, subject to Title I of ERISA in respect of which Seller, Guarantor or any ERISA Affiliate thereof has any actual or potential liability or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be, an “employer” as defined in Section 3(5) of ERISA.

“Pledged Market Value”: For any Additional Purchased Asset or Margin Asset, an amount equal to the product of the Market Value of such Additional Purchased Asset or Margin Asset, as applicable, times the Applicable Percentage for such Additional Purchased Asset or Margin Asset, as applicable; provided, that the Pledged Market Value for any Additional Purchased Asset or Margin Asset which is not an Eligible Asset shall be zero.

“Preferred Equity”: A performing current pay preferred equity position (with a put or synthetic maturity date structure replicating a debt instrument) evidenced by a stock share certificate or other similar ownership certificate.

“Price Differential”: For any Pricing Period or portion thereof and (a) for any Transaction outstanding, the sum of the products, for each day during such Pricing Period or portion thereof, of (i) 1/360th of the Pricing Rate in effect for each Purchased Asset subject to such Transaction during such Pricing Period, times (ii) the Purchase Price for such Purchased Asset, or (b) for all Transactions outstanding, the sum of the amounts calculated in accordance with the preceding clause (a) for all Transactions.

“Pricing Margin”: Defined in the Fee Letter.

“Pricing Period”: For any Purchased Asset, (a) in the case of the first Remittance Date, the period from the Purchase Date for such Purchased Asset to but excluding such Remittance Date, and (b) in the case of any subsequent Remittance Date, the one-month period commencing on and including the prior Remittance Date and ending on but excluding such Remittance Date; provided, that no Pricing Period for a Purchased Asset shall end after the Repurchase Date for such Purchased Asset.

“Pricing Rate”: For any Pricing Period, the LIBO Rate for such Pricing Period plus the applicable Pricing Margin, which shall be subject to adjustment and/or conversion as provided in Sections 12.01 and 12.02; provided, that while an Event of Default exists, the Pricing Rate shall be the Default Rate.

“Pricing Rate Reset Date”: (a) In the case of the first Pricing Period for any Purchased Asset, the Purchase Date for such Purchased Asset, and (b) in the case of any subsequent Pricing Period, two (2) Business Days prior to the Remittance Date on which such Pricing Period begins or on any other date as determined by Buyer and communicated to Seller. The failure to communicate shall not impair Buyer’s decision to reset the Pricing Rate on any date.

“Principal Payments”: For any Purchased Asset, all payments and prepayments of principal received for such Purchased Asset, including insurance and condemnation proceeds and recoveries from liquidation or foreclosure.

“Purchase Date”: For any Purchased Asset, the date on which such Purchased Asset is transferred by Seller to Buyer or, as applicable, the date on which Buyer pays an amount of additional Purchase Price to Seller in accordance with this Agreement.

“Purchase Price”: For any Purchased Asset, (a) as of the Purchase Date for such Purchased Asset, an amount equal to the product of the Applicable Percentage for such Purchased Asset, times the lesser of (i) the Market Value of such Purchased Asset and (ii) the par value of such Purchased Asset, and (b) as of any other date, the amount described in the preceding clause (a), (i) reduced by any amount of Margin Deficit transferred by Seller to Buyer pursuant to Section 4.01 and applied to the Purchase Price of such Purchased Asset, (ii) reduced by any Income remitted to the Waterfall Account and which were applied to the Purchase Price of such Purchased Asset by Buyer pursuant to Sections 5.02 and 5.03, and (iii) reduced by any payments made by Seller in reduction of the outstanding Purchase Price in each case before or as of such determination date with respect to such Purchased Asset.

“Purchased Assets”: (a) For any Transaction, each Asset sold by Seller to Buyer in such Transaction, (b) for the Transactions in general, all Assets sold by Seller to Buyer, (c) any Additional Purchased Assets transferred to Buyer pursuant to Section 4.01 and (d) any Margin Asset transferred to Buyer pursuant to Section 4.03, in each case including, to the extent relating to such Asset or Assets, all of Seller’s right, title and interest in and to (i) amounts and property from time to time on deposit in the Waterfall Account and the Waterfall Account itself, (ii) Income, (iii) supporting obligations of any kind, and (iv) any Records and for purposes of the grant of security interest by Seller to Buyer and the other provisions of Article 11, Purchased Assets shall also include all of the following: general intangibles, accounts, chattel paper, deposit accounts, securities accounts, instruments, securities, financial assets, uncertificated securities, security entitlements and investment property (as such terms are defined in the UCC) and replacements, substitutions, conversions, distributions or proceeds relating to or constituting any of the items described in the preceding clauses (i) through (iv).

“Rating Agencies”: Each of Fitch, DBRS, Moody’s and S&P.

“Records”: All instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller or any other person or entity with respect to a Purchased Asset. Records shall include the certificates, if any, with respect to any Purchased Asset, the related MBS Information and any other instruments necessary to document or service a Purchased Asset.

“Reference Banks”: Banks each of which shall (a) be a leading bank in the international Eurocurrency market, and (b) have an established place of business in London. Initially, the Reference Banks shall be JPMorgan Chase Bank, Barclays Bank, PLC and Deutsche Bank AG. If any such Reference Bank should be unwilling or unable to act as such or if Buyer shall terminate the appointment of any such Reference Bank or if any of the Reference Banks should be removed from the Reuters Monitor Money Rates Service or in any other way fail to meet the qualifications of a Reference Bank, Buyer may designate alternative banks meeting the criteria specified in the preceding clauses (a) and (b).

“REIT”: A Person satisfying the conditions and limitations set forth in Section 856(b) and 856(c) of the Code which are necessary to qualify such Person as a “real estate investment trust,” as defined in Section 856(a) of the Code.

“Relevant System”: (i) The Depository Trust Company in New York, New York, or (ii) such other clearing organization or book-entry system as is designated in writing by Buyer.

“Remittance Date”: The third (3rd) Business Day following the 25th day of each month (or if such day is not a Business Day, the next succeeding Business Day), or such other day as is mutually agreed to by Seller and Buyer; provided, that if a Remittance Date is related to a month in conjunction with a dividend payment by the Guarantor, no later than the second (2nd) Business Day following the 25th day of the month (or if such day is not a Business Day, the next succeeding Business Day).

“Reportable Event”: Any event set forth in Section 4043(c) of ERISA, other than an event as to which the notice period is waived under Pension Benefit Guaranty Commission Reg. §4043.

“Representation Breach”: Any representation, warranty, certification, statement or affirmation made or deemed made by Seller or Guarantor in any Repurchase Document (including in Schedule 1) or in any certificate, notice, report or other document delivered pursuant to any Repurchase Document proves to be incorrect, false or misleading in any material respect when made or deemed made, without regard to any Knowledge or lack of Knowledge thereof by such Person and without regard to any qualification, representation or warranty relating to such Knowledge or lack of Knowledge.

“Repurchase Date”: For any Purchased Asset, the earliest of (a) the Facility Termination Date, (b) any Early Repurchase Date therefor, and (c) the Business Day on which Seller is to repurchase such Purchased Asset as specified by Seller and agreed to by Buyer in the related Confirmation.

“Repurchase Documents”: Collectively, this Agreement, the Custodial Agreement, the Fee Letter, the Guarantee Agreement, all Confirmations, all UCC financing statements, amendments and continuation statements filed pursuant to those documents, and all additional documents, certificates, agreements or instruments, the execution of which is required, necessary or incidental to or desirable for performing or carrying out those documents.

“Repurchase Obligations”: All obligations of Seller to pay the Repurchase Price on the Repurchase Date and all other obligations and liabilities of Seller to Buyer arising under or in connection with the Repurchase Documents, whether now existing or hereafter arising, and all interest and fees that accrue after the commencement by or against Seller, Guarantor or any Affiliate of Seller or Guarantor of any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (in each case, whether due or accrued).

“Repurchase Price”: For any Purchased Asset as of any date, an amount equal to the sum of (a) the outstanding Purchase Price as of such date, (b) the accrued and unpaid Price Differential for such Purchased Asset as of such date, (c) the applicable Margin Deficit outstanding, if any, and (d) all other amounts due and payable as of such date by Seller or Guarantor to Buyer or any of its Affiliates under this Agreement or any Repurchase Document; provided, that the Repurchase Price for any Margin Asset shall be determined pursuant to Section 4.03(b).

“Requirements of Law”: With respect to any Person or property or assets of such Person and as of any date, all of the following applicable thereto as of such date: all Governing Documents and existing and future laws, statutes, rules, regulations, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority, judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other Governmental Authority.

“Reserve Requirement”: For any Pricing Period, the aggregate of the rates (expressed as a decimal fraction) of reserve requirements in effect during such Pricing Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board of Governors) maintained by Buyer.

“Responsible Officer”: With respect to any Person, the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or the chief operating officer of such Person or such other officer designated as an authorized signatory in such Person’s Governing Documents.

“Restatement Date”: April 12, 2013.

“RMBS”: Publicly or privately offered, registered Mortgage-Backed Securities representing beneficial ownership interests in one or more first or second lien mortgage loans secured by residential properties.

“RMBS Margin Call”: Defined in Section 4.01(b).

“RMBS Margin Deficit”: Defined in Section 4.01(b).

“S&P”: Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or, if Standard & Poor’s Ratings Services is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Sanctioned Entity”: (a) A country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country; that (in the case of preceding clauses (a), (b), and (c), and in the case of this clause (d)) is subject to a country sanctions program administered and enforced by the Office of Foreign Assets Control, or (e) a Person named on the list of Specially Designated Nationals maintained by the Office of Foreign Assets Control.

“Securities Laws”: The Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the Securities and Exchange Commission or the Public Company Accounting Oversight Board.

“Seller”: The Seller named in the preamble of this Agreement.

“Seller Data Point”: With respect to any MV Disputed Asset, a Valuation which is prepared no earlier than the date of the disputed Market Value and is provided by Seller to Buyer in the form of a certificate of a Responsible Officer of Seller, substantially in the form of Exhibit E hereto, setting forth for the related MV Disputed Asset: (i) its CUSIP, (ii) the name of and contact information for the Approved Valuation Firm performing the Valuation, (iii) the Valuation itself and (iv) the date on which the Valuation was performed.

“Senior CMBS”: Any class of CMBS certificates whose credit enhancement at issuance was at least 30% and was rated “AAA” or its equivalent by each Rating Agency which rated such CMBS at the time of issuance, as determined by Buyer.

“Servicer”: One or more servicers appointed pursuant to the securitization documentation for each such RMBS.

“Servicing Agreement”: The underlying pooling and servicing agreement, servicing agreement or other similar agreement that governs and provides for, among other things, the servicing of the Mortgage Assets by the Servicer.

“Single Employer Plan”: Any Plan that is not a Multiemployer Plan.

“Solvent”: With respect to any Person at any time, having a state of affairs such that all of the following conditions are met at such time: (a) the fair value of the assets and property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code, (b) the present fair salable value of the assets and property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets and property would constitute unreasonably small capital.

“Structuring Fee”: Defined in the Fee Letter.

“Subsidiary”: With respect to any Person, any corporation, partnership, limited liability company or other entity (heretofore, now or hereafter established) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are with those of such Person pursuant to GAAP.

“Third Party Market Value”: With respect to each MV Disputed Asset as of any date of determination, if Seller has obtained a minimum of two (2) Seller Data Points, the Third Party Market Value shall equal the average of the Seller Data Points and the Buyer’s Data Point.

“Tier 1 Approved Valuation Firm”: An Approved Valuation Firm designated as “Tier 1” in Schedule 2, Schedule 3 or Schedule 4 hereto, as applicable.

“Trade Ticket”: Any third party trade ticket entered into by Seller or its Affiliates with respect to a RMBS to be purchased by, or repurchased from, Buyer in connection with a simultaneous acquisition or sale of such RMBS by Seller.

“Transaction”: With respect to any Asset, the sale and transfer of such Asset from Seller to Buyer pursuant to the Repurchase Documents against the transfer of funds from Buyer to Seller representing the Purchase Price or any additional Purchase Price for such Asset.

“Transaction Request”: Defined in Section 3.01(a).

“UCC”: The Uniform Commercial Code as in effect in the State of New York; provided, that, if, by reason of Requirements of Law, the perfection or priority of the security interest in any Purchased Asset is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority.

“Unrestricted Cash Amount”: Defined in the Fee Letter.

“Valuation”: With respect to a given MV Disputed Asset, the price at which such MV Disputed Asset can be sold to one (1) or more third party purchasers, as determined by an Approved Valuation Firm as of the date of the related Disputed Market Value Notice.

“Waterfall Account”: A segregated account established at the Waterfall Account Bank, in the name of, and for the benefit of, Buyer.

“Waterfall Account Bank”: Wells Fargo Bank, National Association, or any other bank approved by Buyer.

Section 2.02 Rules of Interpretation. Headings are for convenience only and do not affect interpretation. The following rules of this Section 2.02 apply unless the context requires otherwise. The singular includes the plural and conversely. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to an Article, Section, Subsection, Paragraph, Subparagraph, Clause, Annex, Schedule, Appendix, Attachment, Rider or Exhibit is, unless otherwise specified, a reference to an Article, Section, Subsection, Paragraph, Subparagraph or Clause of, or Annex, Schedule, Appendix, Attachment, Rider or Exhibit to, this Agreement, all of which are hereby incorporated herein by this reference and made a part hereof. A reference to a party to this Agreement or another agreement or document includes the party’s permitted successors, substitutes or assigns. A reference to an agreement or document is to the agreement or document as amended, modified, novated, supplemented or replaced, except to the extent prohibited by any Repurchase Document. A reference to legislation or to a provision of legislation includes a modification, codification, replacement, amendment or re-enactment of it, a legislative provision substituted for it and a rule, regulation or statutory instrument issued under it. A reference to writing includes a facsimile or electronic transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes an omission, statement or undertaking, whether or not in writing. A Default or an Event of Default exists until it has been cured or waived in writing by Buyer. The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context clearly requires or the language provides otherwise. The word “including” is not limiting and means “including without limitation.” The word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.” The words “will” and “shall” have the same meaning and effect. A reference to day or days without further qualification means calendar days. A reference to any time means New York time. This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their respective terms. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed in accordance with GAAP, and all accounting determinations, financial computations and financial statements required hereunder shall be made in accordance with GAAP, without duplication of amounts, and on a consolidated basis with all Subsidiaries. All terms used in Articles 8 and 9 of the UCC, and used but not specifically defined herein, are used herein as defined in such Articles 8 and 9. A reference to “fiscal year” and “fiscal quarter” means the fiscal periods of the applicable Person referenced therein. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing. A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk form. Whenever a Person is required to provide any document to Buyer under the Repurchase Documents, the relevant document shall be provided in writing or printed form unless Buyer requests otherwise. At the request of Buyer, the document shall be provided in computer disk form or both printed and computer disk form. The Repurchase Documents are the result of negotiations between the Parties, have been reviewed by counsel to Buyer and counsel to Seller, and are the product of both Parties. No rule of construction shall apply to disadvantage one Party on the ground that such Party proposed or was involved in the preparation of any particular provision of the Repurchase Documents or the Repurchase Documents themselves. Except where otherwise expressly stated, Buyer may give or withhold, or give conditionally, approvals and consents, and may form opinions and make determinations, in its sole and absolute discretion subject in all cases to the implied covenant of good faith and fair dealing. Reference in any Repurchase Document to Buyer’s discretion shall mean, unless otherwise expressly stated herein or therein, Buyer’s sole and absolute discretion, and the exercise of such discretion shall be final and conclusive subject in all cases to the implied covenant of good faith and fair dealing. In addition, whenever Buyer has a decision or right of determination, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove (or any similar language or terms), or any arrangement or term is to be satisfactory or acceptable to or approved by Buyer (or any similar language or terms), the decision of Buyer with respect thereto shall be in the sole and absolute discretion of Buyer, and such decision shall be final and conclusive subject in all cases to the implied covenant of good faith and fair dealing. Any requirement of discretion or judgment by Buyer shall not be construed to require Buyer to request or await receipt of information or documentation not immediately available from or with respect to Seller or the Purchased Assets.

ARTICLE 3

THE TRANSACTIONS

Section 3.01 Procedures.

(a) From time to time during the Funding Period, with not less than three (3) Business Days prior written notice to Buyer, Seller may request Buyer to enter into a proposed Transaction by sending Buyer a notice substantially in the form of Exhibit A (each such date a “Notice Date” and each such notice, a “Transaction Request”) (i) describing the Transaction and each proposed Asset, including, but not limited to, the CUSIP, notional amount and any Trade Ticket related to each proposed Asset, and (ii) specifying which (if any) of the representations and warranties of Seller set forth in this Agreement (including in Schedule 1) Seller will be unable to make with respect to such Asset. Seller shall promptly transmit to Buyer any applicable MBS Information and any supplemental materials requested at any time by Buyer. When a Transaction Request is submitted by Seller subject to Seller’s acquisition of a proposed Asset from a third-party, Seller shall deliver such Transaction Request no later than 10:00 a.m. New York time no later than the first Business Day following the related trade date. Buyer shall conduct a review of the MBS Information and each such Asset as Buyer determines appropriate. Buyer shall determine whether or not it is willing to purchase any or all of the proposed Assets, and if so, on what terms and conditions. It is expressly agreed and acknowledged that Buyer is entering into the Transactions on the basis of all such representations and warranties and on the completeness and accuracy of the information contained in the applicable MBS Information, and any incompleteness or inaccuracies in the related MBS Information will only be acceptable to Buyer if disclosed in writing to Buyer by Seller in advance of the related Purchase Date, and then only if Buyer opts to purchase the related Purchased Asset from Seller notwithstanding such incompleteness and inaccuracies. In the event of a Representation Breach, Seller shall immediately repurchase the related Asset or Assets in accordance with Section 3.04.

(b) Buyer shall endeavor to communicate to Seller a preliminary non-binding determination of whether or not it is willing to purchase any or all of such Assets, and if so, on what terms and conditions, within one (1) Business Day after each Notice Date, and if its preliminary determination is favorable, by what date Buyer expects to communicate to Seller a final non-binding indication of its determination. If Buyer has not communicated its final non-binding indication to Seller by such date, Buyer shall automatically and without further action be deemed to have determined not to purchase any such Asset.

(c) If Buyer communicates to Seller a final non-binding determination that it is willing to purchase any or all of such Assets, Seller shall deliver to Buyer an executed preliminary Confirmation for such Transaction, describing each such Asset and its proposed Purchase Date, Market Value, Applicable Percentage, Purchase Price and such other terms and conditions as Buyer may require. If Buyer requires changes to the preliminary Confirmation, Seller shall make such changes and re-execute the preliminary Confirmation. If Buyer determines to enter into the Transaction on the terms described in the preliminary Confirmation, Buyer shall promptly execute and return the same to Seller, which shall thereupon become effective as the Confirmation of the Transaction. Buyer’s approval of the purchase of an Asset on such terms and conditions as Buyer may require shall be evidenced only by its execution and delivery of the related Confirmation. For the avoidance of doubt, Buyer shall not (i) be bound by any preliminary or final non-binding determination referred to above, (ii) be deemed to have approved the purchase of an Asset by virtue of any other agreement with respect to such Asset, or (iii) be obligated to purchase an Asset notwithstanding a Confirmation executed by the Parties unless and until all applicable conditions precedent in Article 6 have been satisfied or waived by Buyer.

(d) Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby, and shall be construed to be cumulative to the extent possible. If terms in a Confirmation are inconsistent with terms in this Agreement with respect to a particular Transaction, the Confirmation shall prevail.

(e) The fact that Buyer has conducted or has failed to conduct any partial or complete examination or any other due diligence review of any Asset or Purchased Asset shall in no way affect any rights Buyer may have under the Repurchase Documents or otherwise with respect to any representations or warranties or other rights or remedies thereunder or otherwise, including the right to determine at any time that such Asset or Purchased Asset is not an Eligible Asset.

(f) No Transaction shall be entered into if (i) any Margin Deficit, Default or Event of Default exists or would exist as a result of such Transaction, (ii) the Repurchase Date for the Purchased Assets subject to such Transaction would be later than the Facility Termination Date, (iii) the Funding Period has expired, or (iv) after giving effect to such Transaction, the aggregate Repurchase Price of all Purchased Assets subject to Transactions then outstanding would exceed the Maximum Amount.

(g) On each Purchase Date, (I) Seller shall, with respect to Eligible Assets that will be delivered or held in definitive, certificated form, deliver to Buyer or the Custodian the original of the relevant certificate with respect to the related Eligible Assets either (i) registered in the name of Buyer or (ii) if Buyer consents thereto, in form suitable for transfer, with accompanying duly executed (with a medallion guarantee with respect to the signatures thereon) instruments of transfer or appropriate instruments of assignment executed in blank, transfer tax stamps, and any other documents or instruments necessary in the opinion of Buyer to effect and perfect a legally valid delivery of such security or other item of investment property to Buyer, (II) with respect to Eligible Assets that will be delivered or held in uncertificated form and the ownership of which is registered on books maintained by the issuer thereof or its transfer agent, Seller shall cause the registration of such security or other item of investment property in the name of Buyer and, at the request of Buyer, shall take such other and further steps, and shall execute and deliver such documents or instruments necessary in the opinion of Buyer, to effect and perfect a legally valid delivery of the relevant interest granted therein to Buyer hereunder and (III) with respect to Eligible Assets that will be delivered through a Relevant System in book entry form and credited to or otherwise held in an account, (i) Seller shall cause the giving of written instructions to the relevant financial institution or other entity, and shall provide a copy thereof to Buyer, sufficient if complied with to effect and perfect a legally valid delivery of the relevant interest granted therein to Buyer hereunder, (ii) in connection with any account to which the Eligible Assets are credited or otherwise held, Seller shall execute and deliver such other and further documents or instruments necessary to effect and perfect a legally valid delivery of the relevant interest granted therein to Buyer hereunder and (iii) any account to which the Eligible Assets are credited or otherwise held shall be designated in accordance with the Custodial Agreement or such variation thereof as Buyer may direct. Unless otherwise instructed by Buyer, any delivery of a security or other item of investment property in definitive, certificated form shall be made to Buyer or the Custodian in accordance with the Custodial Agreement or as Buyer otherwise instructs. Any delivery of a Purchased Asset in accordance with this subsection, or any other method acceptable to Buyer, shall be sufficient to cause Buyer to be the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) with respect to the Purchased Assets and, if the Transaction is recharacterized as a secured financing, to have a perfected first priority security interest therein. No Purchased Assets, whether certificated or uncertificated, shall (i) remain in the possession of Seller, or (ii) remain in the name of Seller or any of its agents, or in any account in the name of Seller or any of its agents. In the event Buyer consents to delivery of any certificate representing one or more of the Eligible Assets not registered in the name of Buyer, concurrently with the delivery thereof, (A) Seller shall have (1) notified the applicable trustee in connection with the related securitization transaction of the pledge of the related Eligible Assets hereunder, and (2) instructed the related trustee to pay all amounts payable to the holders of the Eligible Assets to an account specified by Buyer, in the form of Irrevocable Redirection Notice and (B) the related trustee shall have acknowledged in writing the instructions set forth in clause (A) above, and a copy of the fully executed Irrevocable Redirection Notice shall be delivered to Buyer.

(h) Buyer may request that as a condition to Buyer’s acceptance of any Purchased Asset, to the extent the information is not publicly available through Bloomberg, Intex or EDGAR, Seller shall deliver to Buyer, or provide Buyer with a URL address to any service, internet website or other system where Buyer can obtain, on or prior to the related Purchase Date:

(i) copies of the documents governing such Purchased Asset, the offering documents related to such Purchased Asset, and any ancillary documents required to be delivered to holders of the related securities;

(ii) copies of all related distribution statements, if any, received by Seller since Seller’s acquisition of such Purchased Asset; and

(iii) any other documents or instruments necessary in the opinion of Buyer to facilitate the delivery of the related MBS Information to Buyer or, if the Transaction is recharacterized as a secured financing, to create and perfect in favor of Buyer a valid perfected first priority security interest in such Purchased Asset.

(i) Buyer shall exercise any and all voting and corporate rights with respect to the Purchased Assets, including without limitation the right to direct any servicer of, or related trustee under a Servicing Agreement, relating to, any Purchased Asset; provided, however, that Buyer hereby grants Seller a revocable license to (i) direct any Servicer of, or related trustee under a Servicing Agreement relating to, any Purchased Asset or (ii) vote on any matter, subject however to the terms and conditions of this Agreement; provided, further, that such license shall be automatically revoked upon the occurrence and continuance of any Default or Event of Default hereunder. For so long as Seller’s license to (i) direct any Servicer or related trustee or

(ii) vote on any matter has not been revoked pursuant to the preceding sentence, in the event that Buyer, as holder of a Purchased Asset, is requested to respond to any request, waiver, consent or amendment with respect to such Purchased Asset, Buyer shall consult with Seller as to how to respond and shall act in accordance with the directions of Seller; provided, however, that no vote shall be cast or corporate right exercised or other action taken that would, as determined by Buyer, impair, reduce the value of or otherwise adversely affect the Purchased Assets or that would be inconsistent with or result in any violation of any provision of this Agreement, any other Repurchase Document or the Guarantee Agreement.

Section 3.02 Transfer of Purchased Assets. On the Purchase Date for each Purchased Asset, and subject to the satisfaction of all applicable conditions precedent in Article 6, (a) ownership of and title to such Purchased Asset shall be transferred to and vest in Buyer or its designee against the simultaneous transfer of the Purchase Price to the account of Seller specified in Annex 1 (or if not specified therein, in the related Confirmation or as directed by Seller), and (b) Seller hereby sells, transfers, conveys and assigns to Buyer all of Seller’s right, title and interest in and to such Purchased Asset. Subject to this Agreement, prior to the Facility Termination Date, Seller may sell to Buyer, repurchase from Buyer and re-sell Eligible Assets to Buyer.

Section 3.03 Maximum Amount. The aggregate outstanding Purchase Price for all Purchased Assets as of any date shall not exceed the Maximum Amount. If such aggregate outstanding Purchase Price exceeds the Maximum Amount, Seller shall immediately pay to Buyer an amount necessary to reduce such aggregate outstanding Purchase Price to an amount equal to or less than the Maximum Amount.

Section 3.04 Early Repurchase Date; Mandatory Repurchases. Seller may terminate any Transaction with respect to any or all Purchased Assets and repurchase such Purchased Assets on any date prior to the Repurchase Date (an “Early Repurchase Date”); provided, that (a) Seller irrevocably notifies Buyer (x) with respect to a repurchase notice submitted subject to Seller’s sale of the related Purchase Assets to a third party, by 9:00 a.m. New York time on the next Business Day following the related trade date of such sale or (y) by 9:00 a.m. New York time at least three (3) Business Days before the proposed Early Repurchase Date, in each case identifying the Purchased Asset(s) to be repurchased and the Repurchase Price thereof, and providing the CUSIP, notional amount, and any Trade Tickets related to each such Purchased Asset, (b) Seller delivers a certificate from a Responsible Officer of Seller in form and substance satisfactory to Buyer certifying that no Margin Deficit, Default or Event of Default exists or would exist as a result of such repurchase and there are no other Liens on the Purchased Assets or Pledged Collateral other than Buyer’s Lien, (c) if the Early Repurchase Date is not a Remittance Date, Seller pays to Buyer any amount due under Section 12.03, and (d) Seller thereafter complies with Section 3.05.

In addition to other rights and remedies of Buyer under any Repurchase Document, Seller shall repurchase any Purchased Asset that no longer qualifies as an Eligible Asset, as determined by Buyer. Seller shall repurchase any Purchased Asset that no longer qualifies as an Eligible Asset, (1) if Buyer delivers notice thereof before 11:00 a.m. New York City time on a Business Day, no later than 5:00 p.m. New York City time on the following Business Day or (2) if Buyer delivers notice thereof after 11:00 a.m. New York City time on a Business Day, no later than 5:00 p.m. New York City time two (2) Business Days following the date of such notice.

Section 3.05 Repurchase. On the Repurchase Date for each Purchased Asset, Seller shall transfer to Buyer the Repurchase Price for such Purchased Asset as of such Repurchase Date, and Buyer shall transfer to Seller such Purchased Asset, whereupon the Transaction with respect to such Purchased Asset shall terminate. Buyer shall be deemed to have simultaneously released its security interest in such Purchased Asset and, to the extent any UCC financing statement filed against Seller specifically identifies such Purchased Asset, Buyer shall deliver an amendment thereto or termination thereof evidencing the release of such Purchased Asset from Buyer’s security interest therein. Any such transfer or release shall be without recourse to Buyer and without representation or warranty by Buyer, except that Buyer shall represent to Seller, to the extent that good title was transferred and assigned by Seller to Buyer hereunder on the related Purchase Date, that Buyer is the sole owner of such Purchased Asset, free and clear of any other interests or Liens caused by Buyer’s actions or inactions. Any Income with respect to such Purchased Asset received by Buyer or Waterfall Account Bank after payment of the Repurchase Price therefor shall be remitted to Seller. Notwithstanding the foregoing, on or before the Facility Termination Date, Seller shall repurchase all Purchased Assets by paying to Buyer the outstanding Repurchase Price therefor and all other outstanding Repurchase Obligations. The portion of all such net proceeds in excess of the then-current Repurchase Price of the related Purchased Asset shall be applied by Buyer to reduce any other amounts due and payable to Buyer under this Agreement.

Section 3.06 Extension of the Facility Termination Date. At the request of Seller delivered to Buyer no earlier than ninety (90) or later than forty-five (45) days before the Facility Termination Date, Buyer may grant one ninety (90) day extension of the Facility Termination Date by giving notice approving such extension and the extended Facility Termination Date to Seller no later than thirty (30) days before the expiration of the then current Facility Termination Date. The failure of Buyer to so deliver such notice approving the extension shall be deemed to be Buyer’s determination not to extend the Facility Termination Date unless Buyer thereafter gives notice to the contrary. Any extension of the Facility Termination Date shall be subject to the following: (i) no Default or Event of Default existing on the date of the request to extend or the current Facility Termination Date, (ii) no Margin Deficit being outstanding, and (iii) all Purchased Assets qualifying as Eligible Assets.

Section 3.07 Payment of Price Differential and Fees.

(a) Notwithstanding that Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets, Seller shall pay to Buyer the accrued value of the Price Differential for each Purchased Asset on each Remittance Date. Buyer shall give Seller notice of the Price Differential and any fees and other amounts due under the Repurchase Documents on or prior to the second (2nd) Business Day preceding each Remittance Date; provided, that Buyer’s failure to deliver such notice shall not affect Seller’s obligation to pay such amounts. If the Price Differential includes any estimated Price Differential, Buyer shall recalculate such Price Differential after the Remittance Date and, if necessary, make adjustments to the Price Differential amount due on the following Remittance Date.

(b) Seller shall pay to Buyer all fees and other amounts as and when due as set forth in the Fee Letter.

Section 3.08 Payment, Transfer and Custody.

(a) Unless otherwise expressly provided herein, all amounts required to be paid or deposited by Seller hereunder shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. on the day when due, in immediately available Dollars and without deduction, setoff or counterclaim, and if not received before such time shall be deemed to be received on the next Business Day. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next following Business Day, and such extension of time shall in such case be included in the computation of such payment. Seller shall, to the extent permitted by Requirements of Law, pay to Buyer on demand a late payment fee reasonably specified by Buyer in connection with any amounts not paid when due under the Repurchase Documents, plus interest on such amounts as provided in Section 17.16 until all such amounts are received in full by Buyer. Amounts payable to Buyer and not otherwise required to be deposited into the Waterfall Account shall be deposited into an account of Buyer. Seller shall have no rights in, rights of withdrawal from, or rights to give notices or instructions regarding Buyer’s account or the Waterfall Account. Amounts in the Waterfall Account may be invested at the direction of Buyer in cash equivalents before they are distributed in accordance with Article 5.

(b) Seller will maintain Records in its possession, if any, not delivered to Buyer or Custodian, in a manner consistent with industry practice. Such Records, if any, are and shall be held in trust by Seller or its agent for the benefit of Buyer as the owner thereof. Seller or its agent shall maintain a copy of the Records and the originals of the Records, if any, not delivered to Buyer or Custodian. The possession of Records, if any, by Seller or its agent is in a custodial capacity only at the will of Buyer. Each Record retained or held by Seller or its agent, if any, shall be segregated on Seller’s books and records from the other assets of Seller or its agent (or shall contain an electronic notation to reflect the sale to Buyer), and the books and records of Seller or its agent shall be marked to reflect clearly the sale of the related Purchased Asset to Buyer. Seller or its agent shall release its custody of the Records, if any, only in accordance with written instructions from Buyer, unless such release is required in connection with a repurchase of any Purchased Asset by Seller, in each case in accordance with the Custodial Agreement.

Section 3.09 Repurchase Obligations Absolute. All amounts payable by Seller under the Repurchase Documents shall be paid without notice, demand, counterclaim, setoff, deduction or defense (as to any Person and for any reason whatsoever) and without abatement, suspension, deferment, diminution or reduction (as to any Person and for any reason whatsoever), and the Repurchase Obligations shall not be released, discharged or otherwise affected, except as expressly provided herein, by reason of: (a) any damage to, destruction of, taking of, restriction or prevention of the use of, interference with the use of, title defect in, or encumbrance on any Purchased Asset or Record, (b) any Insolvency Proceeding relating to Seller or any action taken with respect to any Repurchase Document or Record by any trustee or receiver of Seller or by any court in any such proceeding, (c) any claim that Seller has or might have against Buyer under any Repurchase Document or otherwise, (d) any default or failure on the part of Buyer to perform or comply with any Repurchase Document or other agreement with Seller, (e) the invalidity or unenforceability of any Purchased Asset, Repurchase Document or Record, or (f) any other occurrence whatsoever, whether or not similar to any of the foregoing, and whether or not Seller has notice or Knowledge of any of the foregoing. The Repurchase Obligations shall be full recourse to Seller. This Section 3.09 shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations.

ARTICLE 4

MARGIN MAINTENANCE

Section 4.01 Margin Deficit.

(a) If on any date (i) the Market Value of any Purchased Asset which is RMBS (excluding Additional Purchased Assets and Margin Assets) is less than (ii) the product of (A) the Buyer’s Maximum Margin Percentage of such Purchased Asset and (B) the Purchase Price of such Purchased Asset as of such date (the excess, if any, of (ii) over (i), an “Asset Margin Deficit”); and after Buyer’s application of the Pledged Market Value of any Additional Purchased Assets which are RMBS related to such Purchased Asset previously transferred to Buyer to reduce the Asset Margin Deficit, such Asset Margin Deficit equals or exceeds the Minimum Margin Call Amount, Seller shall, upon notice from Buyer (such notice, an “Asset Margin Call”), transfer to Buyer cash, or if Seller and Buyer (in its discretion) agree, transfer to Buyer Additional Purchased Assets and Margin Assets for no additional consideration, so that after giving effect to such payments or transfers, the product of (x) the Market Value of such Purchased Asset and (y) the Applicable Percentage of such Purchased Asset exceeds the Purchase Price of such Purchased Asset; provided that in the Buyer’s discretion, Seller may request that the Pledged Market Value of any previously delivered Additional Purchased Assets or Margin Assets be applied to reduce any Asset Margin Deficit to satisfy the related Asset Margin Call, provided further, for the avoidance of doubt, that the Pledged Market Value of any Additional Purchased Asset or Margin Assets shall not be applied to more than one Asset Margin Deficit on any date.

(b) If on an Early Repurchase Date or Remittance Date, the (i) aggregate Market Value of the Purchased Assets which are RMBS (excluding Additional Purchased Assets and Margin Assets) is less than (ii) the sum of the products for all Purchased Assets which are RMBS of (A) the Purchase Price of each Purchased Asset and (B) the Buyer’s Margin Percentage for such Purchased Asset (the excess, if any, of (ii) over (i), a “RMBS Margin Deficit”); and after Buyer’s application of the Pledged Market Value of any Additional Purchased Assets which are RMBS and Margin Assets which are RMBS previously transferred to Buyer to reduce the RMBS Margin Deficit, such RMBS Margin Deficit is greater than zero, Seller shall, upon notice from Buyer (such notice, a “RMBS Margin Call”), transfer to Buyer cash, or if Seller and Buyer (in it is discretion) agree, transfer to Buyer Additional Purchased Assets and Margin Assets for no additional consideration, so that in each case, after giving effect to such transfers or payments, such RMBS Margin Deficit is reduced to zero.

(c) If on an Early Repurchase Date or Remittance Date, the (i) aggregate Market Value of the Purchased Assets which are CMBS (excluding Additional Purchased Assets and Margin Assets) is less than (ii) the sum of the products for all Purchased Assets which are CMBS of (A) the Purchase Price of each Purchased Asset and (B) the Buyer’s Margin Percentage for such Purchased Asset (the excess, if any, of (ii) over (i), a “CMBS Margin Deficit”); and after Buyer’s application of the Pledged Market Value of any Additional Purchased Assets which are CMBS and Margin Assets which are CMBS previously transferred to Buyer to reduce the CMBS Margin Deficit, such CMBS Margin Deficit is greater than zero, Seller shall, upon notice from Buyer (such notice, a “CMBS Margin Call”), transfer to Buyer cash, or if Seller and Buyer (in it is discretion) agree, transfer to Buyer Additional Purchased Assets and Margin Assets for no additional consideration, so that in each case, after giving effect to such transfers or payments, such CMBS Margin Deficit is reduced to zero.

(d) If on an Early Repurchase Date or Remittance Date, the (i) aggregate Market Value of the Purchased Assets which are Consumer ABS (excluding Additional Purchased Assets and Margin Assets) is less than (ii) the sum of the products for all Purchased Assets which are Consumer ABS of (A) the Purchase Price of each Purchased Asset and (B) the Buyer’s Margin Percentage for such Purchased Asset (the excess, if any, of (ii) over (i), a “Consumer ABS Margin Deficit”); and after Buyer’s application of the Pledged Market Value of any Additional Purchased Assets which are Consumer ABS and Margin Assets which are Consumer ABS previously transferred to Buyer to reduce the Consumer ABS Margin Deficit, such Consumer ABS Margin Deficit is greater than zero, Seller shall, upon notice from Buyer (such notice, a “Consumer ABS Margin Call”), transfer to Buyer cash, or if Seller and Buyer (in it is discretion) agree, transfer to Buyer Additional Purchased Assets and Margin Assets for no additional consideration, so that in each case, after giving effect to such transfers or payments, such Consumer ABS Margin Deficit is reduced to zero.

(e) Buyer shall apply the funds or Additional Purchased Assets and Margin Assets received in satisfaction of a Margin Deficit to the Repurchase Obligations in such manner as Buyer determines. Notice of a Margin Deficit may be given by any means provided in this Agreement. Any notice received before 11:00 a.m. New York City time on a Business Day shall be met with payment of cash or transfer of Additional Purchased Assets, and the related Margin Call satisfied, no later than 5:00 p.m. New York City time on the following Business Day; notice received after 11:00 a.m. New York City time on a Business Day shall be met with payment of cash or transfer of Additional Purchased Assets, and the related Margin Call satisfied, no later than 5:00 p.m. New York City time two (2) Business Days following the date of such notice.

(f) Buyer’s election not to deliver a Margin Call at any time there is a Margin Deficit shall not waive the Margin Deficit or in any way limit or impair Buyer’s right to deliver a Margin Call at any time when the same or any other Margin Deficit exists. Buyer’s rights under this Section 4.01 are in addition to and not in lieu of any other rights of Buyer under the Repurchase Documents or Requirements of Law.

(g) All cash transferred to Buyer pursuant to this Section 4.01 with respect to a Purchased Asset shall be deposited into an account designated by the Buyer and shall be applied to reduce the Purchase Price of such Purchased Asset.

(h) Additional Purchased Assets transferred to Buyer in satisfaction of a Margin Deficit pursuant to the Section 4.01 shall become property of Buyer to the same extent as are Purchased Assets.

Section 4.02 Market Value Disputes.

(a) So long as no Event of Default has occurred and is continuing and solely for the determination of Market Value of any Purchased Asset in accordance with Section 4.01, Seller may provide Buyer with a notice to contest Buyer’s determination of the Market Value of any Purchased Asset (a “MV Disputed Asset”) as of any date of determination, and such MV Disputed Asset’s Market Value shall be deemed to equal the Third Party Market Value of such MV Disputed Asset. Buyer shall only be required to recognize the Third Party Market Value of an MV Disputed Asset if: (x) Seller notifies Buyer that it contests the Market Value of the related Purchased Asset in writing not later than 5:00 p.m. New York time on the day of the original communication of such disputed Market Value from Buyer to Seller (the “Disputed Market Value Notice”); (y) Seller obtains and presents to Buyer two (2) or more Seller Data Points by 5:00 p.m. New York time on the Business Day following the original communication of such disputed Market Value from Buyer to Seller; and (z) Seller presents to Buyer a certification substantially in the form of Exhibit E hereof from a Responsible Officer, stating that Seller has not received any other Seller Data Points regarding such MV Disputed Asset as of such date that have not been previously disclosed to Buyer. Seller shall pay all expenses and costs related to any Seller Data Points obtained by Seller. If, with respect to a given MV Disputed Asset, Seller delivers the items requested in clauses (x), (y) and (z) of the preceding sentence within the applicable time periods, Buyer shall calculate such Third Party Market Value based on the Data Points then-available and the Third Party Market Value of such MV Disputed Asset shall be the definitive Market Value until such time as Buyer makes a subsequent Market Value determination with respect to the Purchased Assets generally (including a new determination for a Purchased Asset that was previously an MV Disputed Asset). If Seller fails to comply with the requirements of this Section 4.02, the Buyer’s initial determination of Market Value shall be conclusive. For the avoidance of doubt, if an Event of Default has occurred and is continuing, Buyer shall determine Market Value in its discretion and Seller shall not be able to contest a determination of Market Value under this Section 4.02.

(b) Buyer may disqualify any (i) Tier 1 Approved Valuation Firm in its discretion upon thirty (30) calendar days prior written notice to Seller and (ii) any other Approved Valuation Firm in its discretion upon five (5) calendar days prior written notice to Seller. Seller may from time to time propose additional broker-dealers to Buyer for its approval as Approved Valuation Firm. Buyer shall determine in its commercially reasonable discretion whether any such proposed broker-dealer qualifies as an Approved Valuation Firm. Buyer shall use best efforts to notify Seller of any such determination within ten (10) calendar days of Seller’s proposal; provided, however, that Buyer’s failure to notify Seller of Buyer’s determination shall be deemed to be a rejection of any additional proposed Approved Valuation Firm. Buyer shall update Schedule 2, Schedule 3 and Schedule 4, as applicable, to reflect any additions or disqualifications of Approved Valuation Firm.

Section 4.03 Margin Assets.

(a) Seller may, with the consent of Buyer, enter into a Transaction to transfer and convey Margin Assets to Buyer or Custodian for no additional consideration. Any Confirmation related to a transfer of Margin Assets shall note that the Eligible Assets transferred under such Confirmation are designated as Margin Assets. Buyer shall retain all Income and other proceeds related to the Margin Assets and shall apply such amounts in accordance with Article 5 hereof.

(b) The Repurchase Price for any Margin Asset shall be equal to the amount necessary such that, after giving effect to the repurchase of such Margin Asset, a Margin Deficit will not exist; provided that on and after the Facility Termination Date, no Margin Asset shall be transferred to Seller until the payment in full of the Repurchase Obligations. Prior to an Event of Default, upon payment of the Repurchase Price for any Margin Asset, Buyer shall transfer and release such Margin Asset to Seller in accordance with Sections 3.04 and 3.05.

ARTICLE 5

APPLICATION OF INCOME

Section 5.01 Waterfall Account. The Waterfall Account shall be established at Waterfall Account Bank. Buyer shall have sole dominion and control (including, without limitation, “control” within the meaning of Section 9-104(a) of the UCC) over the Waterfall Account. Neither Seller nor any Person claiming through or under Seller shall have any claim to or interest in the Waterfall Account. All Income received by Seller, Buyer or Waterfall Account Bank in respect of the Purchased Assets, as well as any interest received from the reinvestment of such Income, shall be deposited directly into the Waterfall Account and shall be applied to and remitted by Waterfall Account Bank in accordance with this Article 5.

Section 5.02 Before a Default or an Event of Default. Prior to the Funding Expiration Date, if no Default or Event of Default exists, all Income described in Section 5.01 and deposited into the Waterfall Account during each Pricing Period shall be applied by Waterfall Account Bank by no later than the next following Remittance Date in the following order of priority:

first, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such Remittance Date;

second, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents;

third, to pay any custodial fees and expenses due and payable under the Custodial Agreement;

fourth, to pay to Buyer an amount sufficient to eliminate any outstanding Margin Deficit (without limiting Seller’s obligation to satisfy a Margin Deficit in a timely manner as required by Section 4.01);

fifth, to pay to Buyer any other amounts due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents; and

sixth, to pay to Seller any remainder for its own account subject, however, to the covenants and other requirements of the Repurchase Documents.

Section 5.03 After Default or Event of Default. If a Default or Event of Default exists and in the event Buyer has not elected to exercise the remedy of a “deemed sale” in accordance with Section 10.02(d)(ii), or after the Funding Expiration Date, all Income deposited into the Waterfall Account in respect of the Purchased Assets shall be applied by Waterfall Account Bank, on the Business Day next following the Business Day on which each amount of Income is so deposited, in the following order of priority:

first, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such date;

second, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents;

third, to pay any custodial fees and expenses due and payable under the Custodial Agreement;

fourth, to pay to Buyer an amount equal to the Aggregate Purchase Price (to be applied in such order and in such amounts as determined by Buyer, until such Purchase Price has been reduced to zero); and

fifth, to pay to Buyer all other Repurchase Obligations due to Buyer.

Section 5.04 Seller to Remain Liable. If the amounts remitted to Buyer as provided in Sections 5.02 and 5.03 are insufficient to pay all amounts due and payable from Seller to Buyer under this Agreement or any Repurchase Document on a Remittance Date or a Repurchase Date, upon the occurrence of an Event of Default or otherwise, Seller shall nevertheless remain liable for and shall pay to Buyer when due all such amounts.

ARTICLE 6

CONDITIONS PRECEDENT

Section 6.01 Conditions Precedent to Initial Transaction. Buyer shall not be obligated to enter into any Transaction or purchase any Asset until the following conditions have been satisfied or waived by Buyer, on and as of the Closing Date and the initial Purchase Date:

(a) Buyer has received the following documents, each dated the Closing Date or as of the Closing Date unless otherwise specified: (i) each Repurchase Document duly executed and delivered by the parties thereto, (ii) an official good standing certificate dated a recent date with respect to Seller (iii) certificates of the secretary or an assistant secretary of Seller with respect to attached copies of the Governing Documents and applicable resolutions of Seller, and the incumbencies and signatures of officers of Seller executing the Repurchase Documents to which it is a party, evidencing the authority of Seller with respect to the execution, delivery and performance thereof, (iv) an executed power of attorney of Seller in form and substance satisfactory to Buyer, (v) such opinions from counsel to Seller as Buyer may require, including with respect to corporate matters, enforceability, non-contravention, no consents or approvals required other than those that have been obtained, first priority perfected security interests in the Purchased Assets and any other collateral pledged pursuant to the Repurchase Documents, Investment Company Act matters, true sale, and substantive non consolidation matters and the applicability of Bankruptcy Code safe harbors, (vi) such opinions from counsel to Custodian as Buyer may require, and (vii) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as it may require;

(b) (i) UCC financing statements have been filed against Seller in all filing offices required by Buyer, (ii) Buyer has received such searches of UCC filings, tax liens, judgments, pending litigation and other matters relating to Seller and the Purchased Assets as Buyer may require, and (iii) the results of such searches are satisfactory to Buyer;

(c) Buyer has received payment from Seller of all fees and expenses then payable under the Fee Letter and the other Repurchase Documents, as contemplated by Section 13.02, including, without limitation, the Structuring Fee;

(d) Buyer has completed to its satisfaction such due diligence and modeling as it may require; and

(e) Buyer has received a copy of the investment management agreement (the “Investment Management Agreement”) evidencing the authority of the Investment Manager to act on behalf of Seller upon execution of this Agreement and at the time of any amendment, modification or supplement thereto.

Section 6.02 Conditions Precedent to All Transactions. Buyer shall not be obligated to enter into any Transaction, purchase any Asset, or be obligated to take, fulfill or perform any other action hereunder, until the following additional conditions have been satisfied or waived by Buyer, with respect to each Asset on and as of the Purchase Date therefor:

(a) Buyer has received the following documents: (i) a Transaction Request, (ii) the related MBS Information, (iii) a Confirmation executed by Buyer and Seller, (iv) Irrevocable Redirection Notices, if any, (v) any Trade Tickets related to such Asset and (vi) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as Buyer may require;

(b) immediately before such Transaction and after giving effect thereto and to the intended use thereof, no Representation Breach (including with respect to any Purchased Asset), Default, Event of Default, Margin Deficit, Material Adverse Effect or Market Disruption Event exists;

(c) Buyer has completed its due diligence review of the MBS Information, Records (if any) and such other documents, records and information as Buyer deems appropriate, and the results of such reviews are satisfactory to Buyer;

(d) Buyer has (i) determined that such Asset is an Eligible Asset, (ii) approved the purchase of such Asset, (iii) obtained all necessary internal credit and other approvals for such Transaction, and (iv) executed the Confirmation;

(e) the aggregate outstanding Purchase Price of all Transactions does not exceed the Maximum Amount after giving effect to such Transaction;

(f) the Repurchase Date as specified in the related Confirmation is not later than the Facility Termination Date;

(g) Seller and Custodian have satisfied all requirements and conditions and have performed all covenants, duties, obligations and agreements contained in the Repurchase Documents to be performed by such Person on or before the Purchase Date; and

(h) The definitive certificate representing ownership of such Purchased Assets that are subject to such Transaction in the name of Buyer or, if such Purchased Assets that are subject to such Transaction are registered on DTC or similar depository, evidence satisfactory to Buyer that the records of DTC or such depository show Buyer as the beneficial owner of such Purchased Assets that are subject to such Transaction.

Each Confirmation delivered by Seller shall constitute a certification by Seller that all of the conditions precedent in this Article 6 (excluding clauses (c), (d) and, insofar as it relates to Custodian, (g) above) have been satisfied.

The failure of Seller to satisfy any of the conditions precedent in this Article 6 (excluding clauses (c), (d) and, insofar as it relates to Custodian, (g) above) with respect to any Transaction or Purchased Asset shall, unless such failure was waived in writing by Buyer on or before the related Purchase Date, give rise to the right of Buyer at any time to rescind the related Transaction, whereupon Seller shall immediately pay to Buyer the Repurchase Price of such Purchased Asset.

Section 6.03 Conditions Precedent to All Transactions After the Restatement Date. Buyer shall not be obligated to enter into any Transaction or purchase any Asset after the Restatement Date until the following conditions have been satisfied in the discretion of Buyer, or waived by Buyer in its discretion, on and as of the Purchase Date therefor:

(a) Buyer has received the following documents: (i) this Agreement and the Fee Letter duly executed and delivered by the parties thereto, (ii) such opinions from counsel to Seller as Buyer may require, including with respect to corporate matters, enforceability, non-contravention, no consents or approvals required other than those that have been obtained, first priority perfected security interests in the Purchased Assets and any other collateral pledged pursuant to the Repurchase Documents, Investment Company Act matters, and the applicability of Bankruptcy Code safe harbors and (iii) all other documents, certificates, information, financial statements, reports, and approvals as it may require in its discretion;

(b) (i) UCC financing statement amendments have been filed against Seller in all filing offices required by Buyer, (ii) Buyer has received such searches of UCC filings, tax liens, judgments, pending litigation and other matters relating to Seller and the Purchased Assets as Buyer may require in its commercially reasonable discretion, and (iii) the results of such searches are satisfactory to Buyer in its commercially reasonable discretion; and

(c) Buyer has received payment from the Sellers of all fees and expenses then payable under the Fee Letter and the other Repurchase Documents, in each case, to the extent due and payable on or before the Restatement Date.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants, on and as of the date of this Agreement, each Purchase Date, and at all times when any Repurchase Document or Transaction is in full force and effect, as follows:

Section 7.01 Seller. Seller has been duly organized and validly exists in good standing as a corporation, limited liability company or limited partnership, as applicable, under the laws of the jurisdiction of its incorporation, organization or formation. Seller (a) has all requisite power, authority, legal right, licenses and franchises, (b) is duly qualified to do business in all jurisdictions necessary, and (c) has been duly authorized by all necessary action, to (w) own, lease and operate its properties and assets, (x) conduct its business as presently conducted, (y) execute, deliver and perform its obligations under the Repurchase Documents to which it is a party, and (z) acquire, own, sell, assign, pledge and repurchase the Purchased Assets. Seller’s exact legal name is set forth in the preamble and signature pages of this Agreement. Seller’s location (within the meaning of Article 9 of the UCC), and the office where Seller keeps all records (within the meaning of Article 9 of the UCC) relating to the Purchased Assets is at the address of Seller referred to in Annex 1. Seller has not changed its name or location within the past twelve (12) months. Seller’s Delaware corporate file number is 4958245 and its tax identification number is 45-1645650. Seller has no subsidiaries. Seller is a wholly owned Subsidiary of Guarantor. The fiscal year of Seller is the calendar year.

Section 7.02 Repurchase Documents. Each Repurchase Document to which Seller is a party has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity. The execution, delivery and performance by Seller of each Repurchase Document to which it is a party do not and will not (a) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, any (i) Governing Document, Indebtedness, Guarantee Obligation or Contractual Obligation applicable to Seller or any of its properties or assets, (ii) Requirements of Law, or (iii) approval, consent, judgment, decree, order or demand of any Governmental Authority, or (b) result in the creation of any Lien (other than Permitted Liens) on any of the properties or assets of Seller. All approvals, authorizations, consents, orders, filings, notices or other actions of any Person or Governmental Authority required for the execution, delivery and performance by Seller of the Repurchase Documents to which it is a party and the sale of and grant of a security interest in each Purchased Asset to Buyer, have been obtained, effected, waived or given and are in full force and effect. The execution, delivery and performance of the Repurchase Documents do not require compliance by Seller with any “bulk sales” or similar law. There is no material litigation, proceeding or investigation pending or, to the Knowledge of Seller threatened, against Seller, Guarantor or any Affiliate of Seller or Guarantor before any Governmental Authority (a) asserting the invalidity of any Repurchase Document, (b) seeking to prevent the consummation of any Transaction, or (c) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

Section 7.03 Solvency. None of Seller, Guarantor or any Affiliate of Seller or Guarantor is or has ever been the subject of an Insolvency Proceeding. Each of Seller, Guarantor and each Affiliate of Seller and Guarantor is Solvent and the Transactions do not and will not render Seller, Guarantor or any Affiliate of Seller or Guarantor not Solvent. Seller is not entering into the Repurchase Documents or any Transaction with the intent to hinder, delay or defraud any creditor of Seller, Guarantor or any Affiliate of Seller or Guarantor. Seller has received or will receive reasonably equivalent value for the Repurchase Documents and each Transaction. Seller has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due.

Section 7.04 Taxes. Seller and Guarantor have each filed all required federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by them and have paid all material taxes (including mortgage recording taxes), assessments, fees, and other governmental charges payable by them, or with respect to any of their properties or assets, which have become due, and income or franchise taxes have been paid or are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP. Seller and Guarantor have each paid, or have provided adequate reserves for the payment of, all such taxes for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit or claim relating to any such taxes now pending or, to the Knowledge of Seller, threatened by any Governmental Authority which is not being contested in good faith as provided above. Neither Seller nor Guarantor has entered into any agreement or waiver or been requested to enter into any agreement or waiver extending any statute of limitations relating to the payment or collection of taxes, or is aware of any circumstances that would cause the taxable years or other taxable periods of Seller or Guarantor not to be subject to the normally applicable statute of limitations. No tax liens have been filed against any assets of Seller or Guarantor. Seller does not intend to treat any Transaction as being a “reportable transaction” as defined in Treasury Regulation Section 1.6011–4. If Seller determines to take any action inconsistent with such intention, it will promptly notify Buyer, in which case Buyer may treat each Transaction as subject to Treasury Regulation Section 301.6112–1 and will maintain the lists and other records required thereunder.

Section 7.05 Financial Condition. The (i) audited consolidated financial statements of Guarantor as of the fiscal year ending December 31, 2011, including, but not limited to, the related audited balance sheet, the related audited statements of income, stockholders equity, retained earnings and cash flows, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification arising out of the audit conducted by Guarantor’s independent certified public accountants, and (ii) unaudited balance sheet of Guarantor as of the fiscal quarter most recently ended for which such unaudited balance sheet is available and the related unaudited statements of income and retained earnings and of cash flows for the fiscal quarter then ended, setting forth in each case in comparative form the figures for the previous quarter, copies of which have been delivered to Buyer if not publicly available on the websites of either the Securities and Exchange Commission or Guarantor, in each case, are complete and correct and present fairly the financial condition of Guarantor and Seller as of such date and the results of its operations and cash flows for the fiscal year, or quarter, as applicable, then ended. All such financial statements, including related schedules and notes, were prepared in accordance with GAAP except as disclosed therein. Each of Guarantor and Seller does not have any material contingent liability or liability for taxes or any long term lease or unusual forward or long term commitment, including any Derivative Contract, which is not reflected in the foregoing statements or notes. Since the date of the financial statements and other information delivered to Buyer prior to the Closing Date or except as publicly disclosed by Guarantor in filings at the Securities and Exchange Commission, neither Seller nor Guarantor has sold, transferred or otherwise disposed of any material part of its property or assets (except pursuant to the Repurchase Documents) or acquired any property or assets (including Equity Interests of any other Person) that are material in relation to the financial condition of Seller.

Section 7.06 True and Complete Disclosure. The information, reports, certificates, documents, financial statements, operating statements, forecasts, books, records, files, exhibits and schedules furnished by or on behalf of Seller to Buyer in connection with the Repurchase Documents and the Transactions, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Seller to Buyer in connection with the Repurchase Documents and the Transactions will be true, correct and complete in all material respects or, in the case of projections, will be based on reasonable estimates prepared and presented in good faith, on the date as of which such information is stated or certified.

Section 7.07 Compliance with Laws. Seller has complied in all respects with all Requirements of Laws, and no Purchased Asset contravenes any Requirements of Laws. None of Seller, Guarantor or any Affiliate of Seller or Guarantor (a) is an “enemy” or an “ally of the enemy” as defined in the Trading with the Enemy Act of 1917, (b) is in violation of any Anti-Terrorism Laws, (c) is a blocked person described in Section 1 of Executive Order 13224 or to its knowledge engages in any dealings or transactions or is otherwise associated with any such blocked person, (d) is in violation of any country or list based economic and trade sanction administered and enforced by the Office of Foreign Assets Control, (e) is a Sanctioned Entity, (f) has more than 10% of its assets located in Sanctioned Entities, or (g) derives more than 10% of its operating income from investments in or transactions with Sanctioned Entities. The proceeds of any Transaction have not been and will not be used to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Entity. Seller is a “qualified purchaser” as defined in the Investment Company Act. None of Seller, Guarantor or any Affiliate of Seller or Guarantor (a) is (i) required to register as an investment company as defined in the Investment Company Act or (ii) is controlled by an “investment company” as defined in the Investment Company Act, (b) is a “broker” or “dealer” as defined in, or could be subject to a liquidation proceeding under, the Securities Investor Protection Act of 1970, or (c) is subject to regulation by any Governmental Authority limiting its ability to incur the Repurchase Obligations. Each of Seller, Guarantor and all of their respective Affiliates are in compliance with the Foreign Corrupt Practices Act of 1977 and any foreign counterpart thereto. None of Seller, Guarantor or any Affiliate of Seller or Guarantor has made, offered, promised or authorized a payment of money or anything else of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to any foreign official, foreign political party, party official or candidate for foreign political office, or (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to Seller, Guarantor, any Affiliate of Seller or Guarantor or any other Person, in violation of the Foreign Corrupt Practices Act.

Section 7.08 No Default or Material Adverse Effect. No Default or Event of Default exists. No default or event of default (however defined) exists under any Indebtedness, Guarantee Obligations or Contractual Obligations of Seller with an outstanding amount or contractual obligations of at least $2,500,000 in the aggregate, and the effect of such default is to permit the acceleration thereof (regardless of whether such default is waived or such acceleration occurs). Seller believes that it is and will be able to pay and perform each agreement, duty, obligation and covenant contained in the Repurchase Documents to which it is a party, and that it is not subject to any agreement, obligation, restriction or Requirements of Law which would unduly burden its ability to do so or could reasonably be expected to have a Material Adverse Effect. Seller has no Knowledge of any actual or prospective development, event or other fact that could reasonably be expected to have a Material Adverse Effect. No Internal Control Event has occurred.

Section 7.09 Purchased Assets. Each Purchased Asset is an Eligible Asset. Each representation and warranty of Seller set forth in the Repurchase Documents (including in Schedule 1 with respect to each Purchased Asset) is true and correct. The review and inquiries made on behalf of Seller in connection with the next preceding sentence have been made by Persons having the requisite expertise, knowledge and background to verify such representations and warranties. Seller has complied with all requirements of the Custodial Agreement with respect to each Purchased Asset. Seller has no Knowledge of any fact that could reasonably lead it to expect that any Purchased Asset will not be paid in full. No Purchased Asset is or has been the subject of any compromise, adjustment, extension, satisfaction, subordination, rescission, setoff, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning such Purchased Asset or otherwise, by Seller, Guarantor or any Affiliate of Seller or Guarantor or other Person. No procedures believed by Seller to be adverse to Buyer were utilized by Seller in identifying or selecting the proposed Purchased Assets for sale to Buyer. The purchase of each proposed Purchased Asset was underwritten in accordance with and satisfies applicable standards established by Seller, Guarantor or any Affiliate of Seller or Guarantor

Section 7.10 Transfer and Security Interest. The Repurchase Documents constitute a valid and effective transfer to Buyer of all right, title and interest of Seller in, to and under all Purchased Assets, free and clear of any Liens (other than Permitted Liens). With respect to the protective security interest granted by Seller in Section 11.01, upon delivery of the Confirmations and the filing of the UCC financing statements as provided herein, such security interest shall be a valid first priority perfected security interest to the extent such security interest can be perfected by possession, filing or control under the UCC, subject only to Permitted Liens. The Purchased Assets constitute the following, as defined in the UCC: a general intangible, instrument, investment property, security, deposit account, financial asset, uncertificated security, securities account or security entitlements. Seller has not sold, assigned, pledged, encumbered or otherwise conveyed any of the Purchased Assets to any Person other than pursuant to the Repurchase Documents. Seller has not authorized the filing of and is not aware of any UCC financing statements filed against Seller as debtor that include the Purchased Assets, other than any financing statement that has been terminated or filed pursuant to this Agreement.

Section 7.11 No Broker. Neither Seller nor any Affiliate of Seller has dealt with any broker, investment banker, agent or other Person, except for Buyer or an Affiliate of Buyer, who may be entitled to any commission or compensation in connection with any Transaction.

Section 7.12 Reserved.

Section 7.13 Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes and records relating to the Purchased Assets is its chief executive office.

Section 7.14 Chief Executive Office; Jurisdiction of Organization. On the Effective Date, Seller’s chief executive office, is, and has been, located at 245 Park Avenue, New York, NY 10167 and Guarantor’s chief executive office, is, and has been, located at the same address. On the Effective Date, Seller’s jurisdiction of organization is Delaware and Guarantor’s jurisdiction of organization is Maryland. Each of Seller and Guarantor shall provide Buyer with thirty (30) days advance notice of any change in such Seller’s or Guarantor’s principal office or place of business or jurisdiction. Neither Seller nor Guarantor has a trade name. During the preceding five (5) years, neither Seller nor Guarantor has been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

Section 7.15 REIT Status. Guarantor has (i) maintained its status as a REIT under all applicable laws and regulations and (ii) complied with the conditions and limitations set forth in Section 856(c)(2), (3) and (4) of the Code and any Treasury Regulations promulgated thereunder.

ARTICLE 8

COVENANTS OF SELLER

From the date hereof until the Repurchase Obligations are paid in full and the Repurchase Documents are terminated, Seller shall perform and observe the following covenants, which shall (a) be given independent effect (so that if a particular action or condition is prohibited by any covenant, the fact that it would be permitted by an exception to or be otherwise within the limitations of another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists), and (b) shall also apply to all subsidiaries of Seller:

Section 8.01 Existence; Governing Documents; Conduct of Business. Seller shall (a) preserve and maintain its legal existence, (b) qualify and remain qualified in good standing in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect, and (c) not modify or amend in a manner which would have a Material Adverse Effect or terminate its Governing Documents. Seller shall not change its name, organizational number, tax identification number, fiscal year, method of accounting, identity, structure or jurisdiction of organization (or have more than one such jurisdiction), move the location of its principal place of business and chief executive office, as defined in the UCC) from the location referred to in Section 7.01, unless in each case Seller has given at least thirty (30) days prior notice to Buyer and has taken all actions required under the UCC to continue the first priority perfected security interest of Buyer in the Purchased Assets.

Section 8.02 Compliance with Laws, Contractual Obligations and Repurchase Documents. Seller shall comply in all material respects with all Requirements of Laws, including those relating to any Purchased Asset. No part of the proceeds of any Transaction shall be used for any purpose that violates Regulation T, U or X of the Board of Governors of the Federal Reserve System. Seller shall conduct the requisite due diligence in connection with the acquisition of each Asset for purposes of complying with Anti-Terrorism Laws. Seller shall maintain the Custodial Agreement in full force and effect. Seller shall not directly or indirectly enter into any agreement that would be violated or breached by any Transaction or the performance by Seller of any Repurchase Document.

Section 8.03 Protection of Buyer’s Interest in Purchased Assets. With respect to each Purchased Asset, Seller shall take all action necessary or required by the Repurchase Documents, Records or Requirements of Law, or requested by Buyer, to perfect, protect and more fully evidence Buyer’s ownership of and first priority perfected security interest in such Purchased Asset, including executing or causing to be executed such other instruments or notices as may be necessary or appropriate and filing and maintaining effective UCC financing statements, continuation statements and assignments and amendments thereto. Seller shall comply with all requirements of the Custodial Agreement with respect to each Purchased Asset. Seller shall (a) not assign, sell, transfer, pledge, hypothecate, grant, create, incur, assume or suffer or permit to exist any security interest in or Lien (other than Permitted Liens) on any Purchased Asset to or in favor of any Person other than Buyer, (b) defend such Purchased Asset against, and take such action as is necessary to remove, any such Lien, and (c) defend the right, title and interest of Buyer in and to all Purchased Assets against the claims and demands of all Persons whomsoever. Notwithstanding the foregoing, if Seller grants a Lien on any Purchased Asset in violation of this Section 8.03 or any other Repurchase Document, Seller shall be deemed to have simultaneously granted an equal and ratable Lien on such Purchased Asset in favor of Buyer to the extent such Lien has not already been granted to Buyer; provided, that such equal and ratable Lien shall not cure any resulting Event of Default. Seller shall not, nor shall it permit any Servicer to, extend, amend, waive, terminate, rescind, cancel, release or otherwise modify the material terms of or any collateral, guaranty or indemnity for, or exercise any material right or remedy of a holder (including all lending, corporate and voting rights, remedies, consents, approvals and waivers) of, any Purchased Asset. Seller shall mark its computer records and tapes to evidence the interests granted to Buyer hereunder. Seller shall not take any action to cause any Purchased Asset that is not evidenced by an instrument or chattel paper (as defined in the UCC) to be so evidenced. If a Purchased Asset becomes evidenced by an instrument or chattel paper, the same shall be immediately delivered to Custodian on behalf of Buyer, together with endorsements required by Buyer.

Section 8.04 Actions of Seller Relating to Distributions, Indebtedness, Guarantee Obligations, Contractual Obligations, Investments and Liens. Upon the occurrence and continuance of an Event of Default, Seller shall not declare or make any payment on account of, or set apart assets for, a sinking or similar fund for the purchase, redemption, defeasance, retirement or other acquisition of any Equity Interest of Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller. Upon the occurrence and continuance of an Event of Default, Seller shall not incur, assume or permit further Indebtedness, Guarantee Obligations, Contractual Obligations or Investments.

Section 8.05 Delivery of Income. Seller shall send Irrevocable Direction Notices and cause all applicable Persons to deposit all Income in respect of the Purchased Assets into the Waterfall Account in accordance with Section 5.01 hereof on the day the related payments are due and payable. Seller (a) shall comply with and enforce each Irrevocable Redirection Notice, (b) shall not amend, modify, waive, terminate or revoke any Irrevocable Redirection Notice without Buyer’s consent, and (c) shall take all reasonable steps to enforce each Irrevocable Redirection Notice. In connection with each principal payment or prepayment under a Purchased Asset, Seller shall provide or cause to be provided to Buyer and Custodian sufficient detail to enable Buyer and Custodian to identify the Purchased Asset to which such payment applies. If Seller receives any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any Purchased Assets, or otherwise in respect thereof, Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and immediately deliver the same to Buyer or its designee in the exact form received, together with duly executed instruments of transfer, stock powers or assignment in blank and such other documentation as Buyer shall reasonably request. If any Income is received by Seller, Guarantor or any Affiliate of Seller or Guarantor, Seller shall pay or deliver such Income to Buyer or Custodian on behalf of Buyer within two (2) Business Days after receipt, and, until so paid or delivered, hold such Income in trust for Buyer, segregated from other funds of Seller.

Section 8.06 Delivery of Financial Statements and Other Information. Seller shall deliver the following to Buyer, as soon as available and in any event within the time periods specified:

(a) within twenty (20) days after the end of each calendar month to which such calculation related, copies of the estimated unaudited month end calculation of Seller’s and Guarantor’s Net Asset Value, total recourse debt, total assets and Agency Securities and its most recent monthly report of performance;

(b) within forty five (45) days after the end of each fiscal quarter of Guarantor, provided that such financial statements are not publicly available on the Guarantor’s website, (i) the unaudited balance sheets of Guarantor, as at the end of such period, (ii) the related unaudited statements of income, retained earnings, stockholders’ equity and cash flows for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, and (iii) a Compliance Certificate; provided, that if Guarantor fails to provide the financial statements, upon notice from Buyer, Guarantor must remedy such failure to deliver financial statements within two (2) Business Days;

(c) within ninety (90) days after the end of each fiscal year of Guarantor, provided that such financial statements are not publicly available on the Guarantor’s website, (i) the audited balance sheets of Guarantor as at the end of such fiscal year, (ii) the related statements of income, retained earnings, stockholders’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, (iii) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said financial statements fairly present the financial condition and results of operations of Guarantor as at the end of and for such fiscal year in accordance with GAAP and (iv) a Compliance Certificate; provided, that if Guarantor fails to provide the financial statements, upon notice from Buyer, Guarantor must remedy such failure to deliver financial statements within two (2) Business Days;

(d) all reports submitted to Seller or Guarantor by independent certified public accountants in connection with each annual, interim or special audit of the books and records of Seller made by such accountants, including any management letter commenting on Seller’s or Guarantor’s internal controls, provided that such reports and letters are not publicly available on the Guarantor’s website;

(e) all financial statements, reports, notices and other documents that Seller or Guarantor sends to holders of its Equity Interests or makes to or files with any Governmental Authority, promptly after the delivery or filing thereof, provided that such statements, reports, notices and other documents are not publicly available on the Guarantor’s website;

(f) any other material agreements, correspondence, documents or other information not previously provided to Buyer which is related to Seller or the Purchased Assets, as soon as possible after the discovery thereof by Seller, Guarantor or any Affiliate of Seller or Guarantor;

(g) such other information regarding the financial condition, operations or business of Seller or Guarantor as Buyer may reasonably request;

(h) a copy of any amendment, modification or supplement to the Investment Management Agreement;

(i) within one (1) day of a request by Buyer, oral non-binding estimates of Seller’s or Guarantor’s Net Asset Value; and

(j) promptly upon reasonable request by Buyer, information regarding Seller’s or Guarantor’s portfolio, including information regarding asset allocation, leverage and liquidity.

Section 8.07 Delivery of Notices. Seller shall promptly notify Buyer of the occurrence of any of the following of which Seller has Knowledge together with a certificate of a Responsible Officer of Seller setting forth details of such occurrence and any action Seller has taken or proposes to take with respect thereto:

(a) a Representation Breach;

(b) any of the following: violation of Requirements of Law, material loss with respect to any Purchased Asset, an Internal Control Event or other event or circumstance that could reasonably be expected to have a Material Adverse Effect;

(c) the existence of any default or event of default under (and as defined in) any Indebtedness, Guarantee Obligation or Contractual Obligation of Seller;

(d) the establishment of a rating by any Rating Agency applicable to Seller or Guarantor, and any downgrade in or withdrawal of such rating once established; and

(e) the commencement of, settlement of or material judgment in any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceedings before any Governmental Authority that (i) affects Seller, Guarantor or Investment Manager, or any Purchased Asset (but not with respect to underlying mortgage loans associated with a Purchased Asset), (ii) questions or challenges the validity or enforceability of any Repurchase Document, Transaction or Purchased Asset, or (iii) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect.

Section 8.08 Guarantee Agreement. Each of the following events shall be a “Guarantee Default”: (a) the obligations of any Guarantor under the Guarantee Agreement shall cease to be in effect, or (b) any violation of any provision set forth in the Guarantee Agreement.

Section 8.09 Margin Calls under other Agreements. In the event of a margin call (however defined or described in the applicable underlying Indebtedness documents) or other similar request is made by a lender or buyer upon Seller pursuant to another facility to post additional cash or assets in connection with any Indebtedness and the sum of all such margin calls or other similar requests made or outstanding on (i) such day is equal to or greater than or equal to five percent (5%) of the Net Asset Value of Guarantor or (ii) such day or during the previous five (5) Business Day period in the aggregate (such period to include the date of determination) is greater than or equal to fifteen percent (15%) of the Net Asset Value of Guarantor, Seller shall promptly (and in no event later than two (2) Business Days after Seller receives such margin calls or requests) provide Buyer notice of such margin calls or requests which details (A) the amounts of such margin calls or requests, (B) the time periods of such margin calls or requests to be satisfied, (C) whether cash or other assets were used to satisfy the margin calls or requests and (D) the name of the applicable facilities; provided, that margin calls or similar requests resulting solely from a change in the “factor” of any asset subject to any such facility shall not be included in the calculations pursuant to clauses (i) and (ii) of this Section 8.09.

Section 8.10 Unrestricted Cash. At all times on and after the initial Transaction, Guarantor shall maintain at least the Unrestricted Cash Amount in an account or accounts maintained by Guarantor or its Subsidiaries at Buyer or any other financial institution where such account or accounts are not subject to control by a financial institution where Guarantor or its Subsidiaries have aggregate Indebtedness of more than $1,000,000.

Section 8.11 Financial Covenants.

(a) Leverage Ratio. As of the last Business Day of the quarter and on any funding date, Seller and Guarantor shall maintain the ratio of its Total Indebtedness to its Adjusted Tangible Net Worth at less than the Leverage Ratio.

(b) Adjusted Tangible Net Worth. As of the last Business Day of the quarter and on any funding date, Seller and Guarantor shall maintain an Adjusted Tangible Net Worth greater than or equal to the Net Worth Amount.

(c) Liquidity. At all times, Seller and Guarantor shall maintain Liquidity of greater than or equal to the Liquidity Amount; provided unrestricted cash must be greater than or equal to the Unrestricted Cash Amount under this Section 8.11(c).

Section 8.12 REIT Status. Guarantor shall at all times (i) maintain its status as a REIT under all applicable laws and regulations and (ii) comply with the conditions and limitations set forth in Section 856(c)(2), (3) and (4) of the Code and any Treasury Regulations promulgated thereunder.

ARTICLE 9

[RESERVED]

ARTICLE 10

EVENTS OF DEFAULT AND REMEDIES

Section 10.01 Events of Default. Each of the following events shall be an “Event of Default”:

(a) Seller fails to make a payment of (i) Margin Deficit or Repurchase Price (other than Price Differential) when due, whether by acceleration or otherwise, (ii) Price Differential within one (1) Business Day of when due, or (iii) any other amount within two (2) Business Days of when due, in each case under the Repurchase Documents;

(b) Seller fails to observe or perform in any material respect any other Repurchase Obligation of Seller under the Repurchase Documents to which Seller is a party, and

(except in the case of a failure to perform or observe the Repurchase Obligations of Seller under Section 8.03 and 17.08(a)) such failure continues unremedied for five (5) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by Seller;

(c) any Representation Breach (excluding the asset-level representation and warranties set forth on Schedule 1) exists and continues unremedied for five (5) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by Seller;

(d) Seller or Guarantor defaults beyond any applicable grace period in paying any amount or performing any obligation under any Indebtedness, Guarantee Obligation or Contractual Obligation with an outstanding amount or contractual obligations of at least $2,500,000 in the aggregate, and the effect of such default is to permit the acceleration thereof (regardless of whether such default is waived or such acceleration occurs);

(e) Seller, Guarantor or Investment Manager defaults beyond any applicable grace period in paying any amount or performing any obligation due to Buyer or any Affiliate of Buyer under any other financing, hedging, security or other agreement (other than under this Agreement) between Seller, Guarantor or any Affiliate of Seller or Guarantor and Buyer or any Affiliate of Buyer;

(f) an Insolvency Event occurs with respect to Seller, Guarantor or Investment Manager;

(g) a final judgment or judgments for the payment of money in excess of $5,000,000 with respect to Seller, or $5,000,000 with respect to Guarantor that is not insured against is entered against Seller or Guarantor by one or more Governmental Authorities and the same is not satisfied, discharged (or provision has not been made for such discharge) or bonded, or a stay of execution thereof has not been procured, within thirty (30) days from the date of entry thereof;

(h) a Governmental Authority takes any action to (i) condemn, seize or appropriate, or assume custody or control of, all or any substantial part of the property of Seller, (ii) displace the management of Seller or curtail its authority in the conduct of the business of Seller, (iii) terminate the activities of Seller as contemplated by the Repurchase Documents, or (iv) remove, limit or restrict the approval of Seller of the foregoing as an issuer, buyer or a seller of securities, and in each case such action is not discontinued or stayed within thirty (30) days;

(i) any provision of the Repurchase Documents, any right or remedy of Buyer or obligation, covenant, agreement or duty of Seller thereunder, or any Lien, security interest or control granted under or in connection with the Repurchase Documents or Purchased Assets is terminated by any action or omission of Seller, is declared null and void, ceases to be valid and effective, ceases to be the legal, valid, binding and enforceable obligation of Seller or Guarantor (other than solely due to actions of Buyer or its Affiliates), or the validity, effectiveness, binding nature or enforceability thereof is contested, challenged, denied or repudiated by Seller or Guarantor, in each case directly, indirectly, in whole or in part;

(j) Buyer ceases for any reason to have a valid and perfected first priority security interest in any Purchased Asset;

(k) Seller or Guarantor is required to register as an “investment company” (as defined in the Investment Company Act) or the arrangements contemplated by the Repurchase Documents shall require registration of Seller or Guarantor as an “investment company”;

(l) Seller engages in any conduct or action where Buyer’s prior consent is required by any Repurchase Document and Seller fails to obtain such consent and such conduct or action continues for two (2) Business Days after receipt of notice thereof from Buyer;

(m) Seller fails to deposit, or fails to direct a third-party to deposit, to the Waterfall Account all Income and other amounts as required by Section 5.01 and other provisions of this Agreement within two (2) Business Days of when due and payable;

(n) a Guarantee Default occurs;

(o) any event that has a Material Adverse Effect, as determined by Buyer, shall have occurred and be continuing;

(p) (i) AG REIT Management, LLC ceases to be the Investment Manager, (ii) the Investment Manager becomes, in the reasonable opinion of Buyer, incapable of performing its duties as Investment Manager or otherwise fails to act on behalf of Seller in principally the same or similar capacity as that held as of the date of this Agreement, or an Insolvency Event occurs with respect to the Investment Manager, (iii) Seller appoints another investment manager, and in the case of (i), (ii) and (iii) above, such investment manager shall not have been replaced with another person satisfactory to Buyer, as evidenced in writing by Buyer or (iv) the Investment Manager is no longer wholly owned by Angelo, Gordon & Co. L.P.;

(q) AG Mortgage Investment Trust, Inc. ceases to be the Guarantor; or

(r) Guarantor fails to (i) maintain its status as a REIT under all applicable laws and regulations or (ii) comply with the conditions and limitations set forth in Section 856(c)(2), (3) and (4) of the Code and any Treasury Regulations promulgated thereunder.

Section 10.02 Remedies of Buyer as Owner of the Purchased Assets. If an Event of Default exists, at the option of Buyer, exercised by notice to Seller (which option shall be deemed to be exercised, even if no notice is given, automatically and immediately upon the occurrence of an Event of Default under Section 10.01(f)), the Repurchase Date for all Purchased Assets shall be deemed automatically and immediately to occur (the date on which such option is exercised or deemed to be exercised, the “Accelerated Repurchase Date”). If Buyer exercises or is deemed to have exercised the foregoing option:

(a) All Repurchase Obligations shall become immediately due and payable on and as of the Accelerated Repurchase Date.

(b) All amounts in the Waterfall Account and all Income paid after the Accelerated Repurchase Date shall be retained by Buyer and applied in accordance with Article 5.

(c) Buyer may complete any assignments, allonges, endorsements, powers or other documents or instruments executed in blank and otherwise obtain physical possession of all Records then held by Custodian under the Custodial Agreement. Buyer may obtain physical possession of all Records of Seller. Seller shall deliver to Buyer such assignments and other documents with respect thereto as Buyer shall request.

(d) Buyer may immediately, at any time and from time to time, exercise either of the following remedies with respect to any or all of the Purchased Assets: (i) sell such Purchased Assets without providing any representations and warranties on an “as-is where is” basis in a recognized market and by means of a public or private sale at such price or prices as Buyer accepts, and apply the net proceeds thereof in accordance with Article 5, or (ii) retain such Purchased Assets and give Seller credit against the Repurchase Price for such Purchased Assets (or if the amount of such credit exceeds the Repurchase Price for such Purchased Assets, credit against other Repurchase Obligations due and any other amounts then owing to Buyer by any other Person pursuant to any Repurchase Document, in such order and in such amounts as determined by Buyer), in an amount equal to the Market Value of such Purchased Assets. Until such time as Buyer exercises either such remedy with respect to a Purchased Asset, Buyer may hold such Purchased Asset for its own account and retain all Income with respect thereto.

(e) The Parties agree that the Purchased Assets are of such a nature that they may decline rapidly in value, and may not have a ready or liquid market. Accordingly, Buyer shall not be required to sell more than one Purchased Asset on a particular Business Day, to the same purchaser or in the same manner. Buyer may determine whether, when and in what manner a Purchased Asset shall be sold, it being agreed that both a good faith public and a good faith private sale shall be deemed to be commercially reasonable. Buyer shall not be required to give notice to Seller or any other Person prior to exercising any remedy in respect of an Event of Default. If no prior notice is given, Buyer shall give notice to Seller of the remedies exercised by Buyer promptly thereafter.

(f) Seller shall be liable to Buyer for (i) any amount by which the Repurchase Obligations due to Buyer exceed the aggregate of the net proceeds and credits referred to in the preceding clause (d), (ii) the amount of all actual out-of-pocket expenses, including reasonable legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default, (iii) any costs and losses payable under Section 12.03, and (iv) any other actual loss, damage, cost or expense resulting from the occurrence of an Event of Default.

(g) Buyer shall be entitled to seek an injunction, an order of specific performance or other equitable relief to compel Seller to fulfill any of its obligations as set forth in the Repurchase Documents, including this Article 10, if Seller fails or refuses to perform its obligations as set forth herein or therein.

(h) Seller hereby appoints Buyer as attorney-in-fact of Seller for purposes of carrying out the Repurchase Documents, including executing, endorsing and recording any instruments or documents and taking any other actions that Buyer deems necessary or advisable to accomplish such purposes, which appointment is coupled with an interest and is irrevocable.

(i) Buyer may, without prior notice to Seller, exercise any or all of its set-off rights including those set forth in Section 17.17. This Section 10.02(i) shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which any Party is at any time otherwise entitled.

(j) All rights and remedies of Buyer under the Repurchase Documents, including those set forth in Section 17.17, are cumulative and not exclusive of any other rights or remedies that Buyer may have and may be exercised at any time when an Event of Default exists. Such rights and remedies may be enforced without prior judicial process or hearing. Seller agrees that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s-length. Seller hereby expressly waives any defenses Seller might have to require Buyer to enforce its rights by judicial process or otherwise arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets, or any other election of remedies.

ARTICLE 11

SECURITY INTEREST

Section 11.01 Grant. Buyer and Seller intend that all Transactions shall be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, to preserve and protect Buyer’s rights with respect to the Purchased Assets and under the Repurchase Documents in the event that any Governmental Authority recharacterizes the Transactions as other than sales, and as security for Seller’s performance of the Repurchase Obligations, Seller hereby grants to Buyer a Lien on and security interest in all of the right, title and interest of Seller in, to and under the Purchased Assets (which for this purpose shall be deemed to include the items described in the proviso in the definition thereof), and the transfers of the Purchased Assets to Buyer shall be deemed to constitute and confirm such grant, to secure the payment and performance of the Repurchase Obligations (including the obligation of Seller to pay the Repurchase Price, or if the Transactions are recharacterized as loans, to repay such loans for the Repurchase Price).

Section 11.02 Effect of Grant. If any circumstance described in Section 11.01 occurs, (a) this Agreement shall also be deemed to be a security agreement as defined in the UCC, (b) Buyer shall have all of the rights and remedies provided to a secured party by Requirements of Law (including the rights and remedies of a secured party under the UCC and the right to set off any mutual debt and claim) and under any other agreement between Buyer and Seller, (c) without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of the Repurchase Obligations, without prejudice to Buyer’s right to recover any deficiency, (d) the possession by Buyer or any of its agents, including Custodian, of the Records, the Purchased Assets and such other items of property as constitute instruments, money, negotiable documents, securities or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting such security interest under the UCC and Requirements of Law, and (e) notifications to Persons (other than Buyer)

holding such property, and acknowledgments, receipts or confirmations from Persons (other than Buyer) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under the UCC and Requirements of Law. The security interest of Buyer granted herein shall be, and Seller hereby represents and warrants to Buyer that it is, a first priority perfected security interest. For the avoidance of doubt, (i) each Purchased Asset secures the Repurchase Obligations of Seller with respect to all other Transactions and all other Purchased Assets, including any Purchased Assets that are junior in priority to the Purchased Asset in question, and (ii) if an Event of Default exists, no Purchased Asset relating to a Purchased Asset will be released from Buyer’s Lien or transferred to Seller until the Repurchase Obligations are indefeasibly paid in full. Notwithstanding the foregoing, the Repurchase Obligations shall be full recourse to Seller.

Section 11.03 Seller to Remain Liable. Buyer and Seller agree that the grant of a security interest under this Article 11 shall not constitute or result in the creation or assumption by Buyer of obligation of Seller or any other Person in connection with any Purchased Asset whether or not Buyer exercises any right with respect thereto. Seller shall remain liable under the Purchased Assets to perform all of Seller’s duties and obligations thereunder to the same extent as if the Repurchase Documents had not been executed.

Section 11.04 Waiver of Certain Laws. Seller agrees, to the extent permitted by Requirements of Law, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Purchased Assets may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Purchased Assets the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Seller, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Purchased Assets marshaled upon any such sale, and agrees that Buyer or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Purchased Assets as an entirety or in such parcels as Buyer or such court may determine.

ARTICLE 12

INCREASED COSTS; CAPITAL ADEQUACY

Section 12.01 Market Disruption. If prior to any Pricing Period, Buyer determines that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Pricing Period, Buyer shall give prompt notice thereof to Seller, whereupon the Pricing Rate for such Pricing Period, and for all subsequent Pricing Periods until such notice has been withdrawn by Buyer, shall be the Alternative Rate.

Section 12.02 Illegality. If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof after the date hereof shall make it unlawful for Buyer to effect or continue Transactions as contemplated by the Repurchase Documents, (a) any commitment of Buyer hereunder to enter into new Transactions shall be terminated, (b) the Pricing Rate shall be converted automatically to the Alternative Rate on the last day of the then current Pricing Period or within such earlier period as may be required by Requirements of Law, and (c) if required by such adoption or change, the Facility Termination Date shall be deemed to have occurred.

Section 12.03 Breakfunding. Seller shall indemnify Buyer and hold Buyer harmless from any loss, cost or expense (including reasonable legal fees and expenses) which Buyer may sustain or incur arising from (a) the failure by Seller to terminate any Transaction after Seller has given a notice of termination pursuant to Section 3.04, (b) any payment to Buyer on account of the outstanding Repurchase Price, including a payment made pursuant to Section 3.04 but excluding a payment made pursuant to Section 5.02, on any day other than a Remittance Date (based on the assumption that Buyer funded its commitment with respect to the Transaction in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods that Buyer deems appropriate and practical), (c) any failure by Seller to sell Eligible Assets to Buyer after Seller has notified Buyer of a proposed Transaction and Buyer has agreed in writing to purchase such Eligible Assets in accordance with this Agreement, or (d) any conversion of the Pricing Rate to the Alternative Rate because the LIBO Rate is not available for any reason on a day that is not the last day of the then current Pricing Period.

Section 12.04 Increased Costs. If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Buyer made after the date of this Agreement (a) shall subject Buyer to any tax or increased tax of any kind whatsoever with respect to the Repurchase Documents, any Purchased Asset or any Transaction, or change the basis of taxation of payments to Buyer in respect thereof (except for income taxes and any changes in the rate of tax on Buyer’s overall net income), (b) shall impose, modify or hold applicable any increase in reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer, or (c) shall impose on Buyer any other condition; and the result of any of the preceding clauses (a), (b) and (c) is to increase the cost to Buyer, by an amount that Buyer deems to be material, of entering into, continuing or maintaining Transactions, or to reduce any amount receivable under the Repurchase Documents in respect thereof, then, in any such case, Seller shall pay to Buyer such additional amount or amounts as reasonably necessary to fully compensate Buyer for such increased cost or reduced amount receivable.

Section 12.05 Capital Adequacy. If Buyer determines that the adoption of or any change in any Requirements of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation Controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made after the date of this Agreement has or shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then, in any such case, Seller shall pay to Buyer such additional amount or amounts as reasonably necessary to fully compensate Buyer for such reduction.

Section 12.06 Withholding Taxes.

(a) All payments made by Seller to Buyer or any other Indemnified Person under the Repurchase Documents and by Underlying Obligors with respect to the Purchased Assets shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto imposed by any Governmental Authority therewith or thereon, excluding income taxes, branch profits taxes, franchise taxes or any other tax imposed on net income by the United States, a state or a foreign jurisdiction under the laws of which Buyer or such other Indemnified Person is organized or of its applicable lending office, or a state or foreign jurisdiction with respect to which Buyer or such other Indemnified Person has a present or former connection, or any political subdivision thereof (collectively, “Taxes”), all of which shall be paid by Seller for its own account not later than the date when due. If any taxes are required to be deducted or withheld from any amounts payable to Buyer and/or any other Indemnified Person, then Seller shall (a) make such deduction or withholding, (b) pay the amount so deducted or withheld to the appropriate Governmental Authority not later than the date when due; and (c) pay to Buyer or other Indemnified Person such additional amounts (the “Additional Amount”) as may be necessary so that every net payment made under this Agreement after deduction or withholding for or on account of any Taxes (including any Taxes on such increase and any penalties) is not less than the amount that would have been paid absent such deduction or withholding. The foregoing obligation to pay Additional Amounts, however, will not apply with respect to (i) net income or franchise taxes imposed on Buyer and/or any other Indemnified Person, with respect to payments required to be made by Seller under the Repurchase Documents, by a taxing jurisdiction in which Buyer and/or any other Indemnified Person is organized, conducts business or is paying taxes (as the case may be). Promptly after Seller pays any taxes referred to in this Section 12.06, Seller will send Buyer appropriate evidence of such payment, or (ii) any U.S. federal withholding tax imposed on “withholdable payments” made after December 31, 2012 on a draw under the facility made after March 18, 2012, if the Buyer is a “foreign financial institution” that fails to comply with the requirements of Section 1471(b) of the Code or a “non-financial foreign entity” that fails to comply with Section 1472(b) of the Code, each as in effect on the date hereof, or Treasury regulations or administrative guidance promulgated thereunder.

(b) In addition, Seller agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes, transfer taxes and similar fees) imposed by the United States or any taxing authority thereof or therein that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (“Other Taxes”).

(c) Seller agrees to indemnify Buyer for the full amount of Taxes (including additional amounts with respect thereto) and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 12.06(c), and any liability (including penalties, interest and expenses arising thereon or with respect thereto) arising therefrom or with respect thereto, provided that Buyer shall have provided Seller with evidence, reasonably satisfactory to Seller, of payment of Taxes or Other Taxes, as the case may be.

(d) If a Person acquires any of the rights and obligations of Buyer as an Eligible Assignee under this Agreement, and such Person is not organized under the laws of the United States, any state thereof or the District of Columbia (a “Non-U.S. Person”), such Non-U.S. Person shall deliver to Seller on or before the date on which such Person becomes a party to this Agreement, two duly completed and executed copies of, as applicable, IRS Form W-8BEN or IRS Form W-8ECI or any successor forms thereto designated as such by the IRS. If the Non-U.S. Person is eligible for and wishes to claim exemption from or reduction in U.S. federal withholding tax through benefit of a treaty, such Person shall deliver a Form W-8ECI. If the Non-U.S. Person is eligible for and wishes to claim exemption from U.S. federal withholding tax under Section 871(h) or Section 881(c) of the Code with respect to payments of “portfolio interest,” such Person shall deliver both the Form W-8BEN and a statement certifying that such Person is not a bank, a “10 percent shareholder” or a “controlled foreign corporation” within the meaning of Section 881(c)(3) of the Code. If any previously delivered form or statement becomes inaccurate with respect to the Non-U.S. Person that delivered it, the Non-U.S. Person shall promptly notify Seller of this fact.

(e) Without prejudice to the survival or any other agreement of Seller hereunder, the agreements and obligations of Seller contained in this Section 12.06(e) shall survive the termination of this Agreement. Nothing contained in this Section 12.06(e) shall require Buyer to make available any of their tax returns or other information that it deems to be confidential or proprietary.

Section 12.07 Payment and Survival of Obligations. Buyer may at any time send Seller a notice showing the calculation of any amounts payable pursuant to this Article 12, and Seller shall pay such amounts to Buyer within ten (10) Business Days after Seller receives such notice. The obligations of Seller under this Article 12 shall apply to Eligible Assignees and Participants and survive the termination of the Repurchase Documents.

ARTICLE 13

INDEMNITY AND EXPENSES

Section 13.01 Indemnity.

(a) Seller shall release, defend, indemnify and hold harmless Buyer, Affiliates of Buyer and its and their respective officers, directors, shareholders, partners, members, owners, employees, agents, attorneys, Affiliates and advisors (each an “Indemnified Person” and collectively the “Indemnified Persons”), on a net after-tax basis, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, taxes (other than income taxes and franchise taxes of Buyer), fees, costs, expenses (including reasonable legal fees and expenses), penalties or fines of any kind that may be imposed on, incurred by or asserted against such Indemnified Person (collectively, the “Indemnified Amounts”) in any way relating to, arising out of or resulting from or in connection with (i) the Repurchase Documents, the Records, the Purchased Assets, the Transactions, any action taken or omitted to be taken by any Indemnified Person in connection with or under any of the foregoing, or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of any Repurchase Document) any Transaction, or any Purchased Asset (ii) any violation or alleged violation of, non–compliance with or liability under any Requirements of Law, (iii) ownership of, Liens on, security interests in or the exercise of rights or remedies under any of the items referred to in the preceding clause (i), (iv) any failure by Seller to perform or comply with any Repurchase Document, Record or Purchased Asset, (vi) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any transaction involving any Repurchase Document or Purchased Asset, (vii) any taxes attributable to the execution, delivery, filing or recording of any Repurchase Document, Record or any memorandum of any of the foregoing, (viii) any Lien or claim arising on or against any Purchased Asset under any Requirements of Law or any liability asserted against Buyer or any Indemnified Person with respect thereto or (ix) Seller’s conduct, activities, actions and/or inactions in connection with, relating to or arising out of any of the foregoing clauses of this Section 13.01, that, in each case, results from anything whatsoever other than any Indemnified Person’s gross negligence or intentional misconduct, as determined by a court of competent jurisdiction pursuant to a final, non–appealable judgment. In any suit, proceeding or action brought by an Indemnified Person in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, Seller shall defend, indemnify and hold such Indemnified Person harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the account debtor arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor from Seller. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.01 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Seller, an Indemnified Person or any other Person or any Indemnified Person is otherwise a party thereto and whether or not any Transaction is entered into.

(b) If for any reason the indemnification provided in this Section 13.01 is unavailable to the Indemnified Person or is insufficient to hold an Indemnified Person harmless, even though such Indemnified Person is entitled to indemnification under the express terms thereof, then Seller shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by such Indemnified Person on the one hand and Seller on the other hand, the relative fault of such Indemnified Person, and any other relevant equitable considerations.

(c) An Indemnified Person may at any time send Seller a notice showing the calculation of Indemnified Amounts, and Seller shall pay such Indemnified Amounts to such Indemnified Person within ten (10) Business Days after Seller receives such notice. The obligations of Seller under this Section 13.01 shall apply to Eligible Assignees and Participants and survive the termination of this Agreement.

Section 13.02 Expenses. Seller shall promptly on demand pay to or as directed by Buyer all reasonable third-party out-of-pocket costs and expenses (including legal, accounting and advisory fees and expenses) incurred by Buyer in connection with (a) the development, evaluation, preparation, negotiation, execution, consummation, delivery and administration of, and any amendment, supplement or modification to, or extension, renewal or waiver of, the Repurchase Documents and the Transactions; provided, however, Buyer’s United States legal fees incurred solely in connection with the initial drafting and negotiation and establishment of the Repurchase Documents on or prior to the Closing Date shall be capped at Seventy-Five Thousand Dollars ($75,000) if the Closing Date occurs on or before February 29, 2012; provided, further, Buyer’s legal fees incurred solely in connection with the initial drafting and negotiation and establishment of this Agreement and the Fee Letter on or prior to the Restatement Date shall be capped at Twenty-Five Thousand Dollars ($25,000) if the Closing Date occurs on or before April 15, 2013, (b) any Asset or Purchased Asset, including due diligence, inspection, testing, review, recording, registration, travel, custody, care, insurance or preservation, (c) the enforcement of the Repurchase Documents or the payment or performance by Seller of any Repurchase Obligations, and (d) any actual or attempted sale, exchange, enforcement, collection, compromise or settlement relating to the Purchased Assets.

ARTICLE 14

INTENT

Section 14.01 Intention of Parties with respect to Transactions. The Parties intend (a) for each Transaction to qualify for the safe harbor treatment provided by the Bankruptcy Code and for Buyer to be entitled to all of the rights, benefits and protections afforded to Persons under the Bankruptcy Code with respect to a “repurchase agreement” as defined in Section 101(47) of the Bankruptcy Code and a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and that payments under this Agreement are deemed “margin payments” or “settlement payments,” as defined in Section 101 of the Bankruptcy Code, (b) for the grant of a security interest set forth in Article 11 to also be a “securities contract” as defined in Section 741(7)(A)(xi) of the Bankruptcy Code and a “repurchase agreement” as that term is defined in Section 101(47)(A)(v) of the Bankruptcy Code, and (c) that Buyer (for so long as Buyer is a “financial institution,” “financial participant” or other entity listed in Section 555, 559 or 362(b)(6) of the Bankruptcy Code) shall be entitled to the “safe harbor” benefits and protections afforded under the Bankruptcy Code with respect to a “repurchase agreement” and a “securities contract,” including (x) the rights, set forth in Article 10 and in Section 555, 559 and 561 of the Bankruptcy Code, to liquidate the Purchased Assets and terminate this Agreement, and (y) the right to offset or net out as set forth in Article 10 and Section 17.17 and in Section 362(b)(6) of the Bankruptcy Code.

Section 14.02 Liquidation of Purchased Assets. The Parties acknowledge and agree that (a) Buyer’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Articles 10 and 11 and as otherwise provided in the Repurchase Documents is a contractual right to liquidate such Transactions as described in Section 555, 559 and 561 of the Bankruptcy Code.

Section 14.03 Insured Depository Institution. The Parties acknowledge and agree that if a Party is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

Section 14.04 Netting Contract. The Parties acknowledge and agree that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

Section 14.05 Master Netting Agreement. The Parties expressly represent, warrant, acknowledge and agree that this Agreement constitutes a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code.

ARTICLE 15

DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The Parties acknowledge that they have been advised and understand that:

(a) in the case of Transactions in which one of the Parties is a broker or dealer registered with the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 do not protect the other Party with respect to any Transaction;

(b) in the case of Transactions in which one of the Parties is a government securities broker or a government securities dealer registered with the Securities and Exchange Commission under Section 14C of the Securities Exchange Act of 1934, the Securities Investor Protection Act of 1970 will not provide protection to the other Party with respect to any Transaction;

(c) in the case of Transactions in which one of the Parties is a financial institution, funds held by the financial institution pursuant to a Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable; and

(d) in the case of Transactions in which one of the Parties is an “insured depository institution” as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, funds held by the financial institution pursuant to a Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

ARTICLE 16

NO RELIANCE

Each Party acknowledges, represents and warrants to the other Party that, in connection with the negotiation of, entering into, and performance under, the Repurchase Documents and each Transaction:

(a) It is not relying (for purposes of making any investment decision or otherwise) on any advice, counsel or representations (whether written or oral) of the other Party, other than the representations expressly set forth in the Repurchase Documents;

(b) It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based on its own judgment and on any advice from such advisors as it has deemed necessary and not on any view expressed by the other Party;

(c) It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Repurchase Documents and each Transaction and is capable of assuming and willing to assume (financially and otherwise) those risks;

(d) It is entering into the Repurchase Documents and each Transaction for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation;

(e) It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other Party and has not given the other Party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Repurchase Documents or any Transaction; and

(f) No partnership or joint venture exists or will exist as a result of the Transactions or entering into and performing the Repurchase Documents.

ARTICLE 17

MISCELLANEOUS

Section 17.01 Governing Law. This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

Section 17.02 Submission to Jurisdiction; Service of Process. Buyer irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Repurchase Documents, or for recognition or enforcement of any judgment, and each Party irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State court or, to the fullest extent permitted by applicable law, in such Federal court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or the other Repurchase Documents shall affect any right that Buyer may otherwise have to bring any action or proceeding arising out of or relating to the Repurchase Documents against Seller or its properties in the courts of any jurisdiction. Seller irrevocably and unconditionally waives, to the fullest extent permitted by Requirements of Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to the Repurchase Documents in any court referred to above, and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to service of process in the manner provided for notices in Section 17.12. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 17.03 IMPORTANT WAIVERS.

(a) SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY BUYER OR ANY INDEMNIFIED PERSON.

(b) TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN THEM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH OR RELATED TO THE REPURCHASE DOCUMENTS, THE PURCHASED ASSETS, THE TRANSACTIONS, ANY DEALINGS OR COURSE OF CONDUCT BETWEEN THEM, OR ANY STATEMENTS (WRITTEN OR ORAL) OR OTHER ACTIONS OF EITHER PARTY. NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

(c) TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, SELLER HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER IN ANY LITIGATION WHATSOEVER INVOLVING ANY INDEMNIFIED PERSON, ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER SUCH WAIVED DAMAGES ARE BASED ON STATUTE, CONTRACT, TORT, COMMON LAW OR ANY OTHER LEGAL THEORY, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS

KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION. NO INDEMNIFIED PERSON SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH ANY REPURCHASE DOCUMENT OR THE TRANSACTIONS.

(d) SELLER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BUYER OR AN INDEMNIFIED PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BUYER OR AN INDEMNIFIED PERSON WOULD NOT SEEK TO ENFORCE ANY OF THE WAIVERS IN THIS SECTION 17.03 IN THE EVENT OF LITIGATION OR OTHER CIRCUMSTANCES. THE SCOPE OF SUCH WAIVERS IS INTENDED TO BE ALL–ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE REPURCHASE DOCUMENTS, REGARDLESS OF THEIR LEGAL THEORY.

(e) EACH PARTY ACKNOWLEDGES THAT THE WAIVERS IN THIS SECTION 17.03 ARE A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH PARTY HAS ALREADY RELIED ON SUCH WAIVERS IN ENTERING INTO THE REPURCHASE DOCUMENTS, AND THAT SUCH PARTY WILL CONTINUE TO RELY ON SUCH WAIVERS IN THEIR RELATED FUTURE DEALINGS UNDER THE REPURCHASE DOCUMENTS. EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED SUCH WAIVERS WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL AND OTHER RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(f) THE WAIVERS IN THIS SECTION 17.03 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY OF THE REPURCHASE DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(g) THE PROVISIONS OF THIS SECTION 17.03 SHALL SURVIVE TERMINATION OF THE REPURCHASE DOCUMENTS AND THE PAYMENT IN FULL OF THE OBLIGATIONS.

Section 17.04 Integration. The Repurchase Documents supersede and integrate all previous negotiations, contracts, agreements and understandings (whether written or oral) between the Parties relating to a sale and repurchase of Purchased Assets and the other matters addressed by the Repurchase Documents, and contain the entire final agreement of the Parties relating to the subject matter thereof.

Section 17.05 Single Agreement. Seller agrees that (a) each Transaction is in consideration of and in reliance on the fact that all Transactions constitute a single business and contractual relationship, and that each Transaction has been entered into in consideration of the other Transactions, (b) a default by it in the payment or performance of any its obligations under a Transaction shall constitute a default by it with respect to all Transactions, (c) Buyer may set off claims and apply properties and assets held by or on behalf of Buyer with respect to any Transaction against the Repurchase Obligations owing to Buyer with respect to other Transactions, and (d) payments, deliveries and other transfers made by or on behalf of Seller with respect to any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers with respect to all Transactions, and the obligations of Seller to make any such payments, deliveries and other transfers may be applied against each other and netted.

Section 17.06 Use of Employee Plan Assets. No assets of an employee benefit plan subject to any provision of ERISA shall be used by either Party in a Transaction.

Section 17.07 Survival and Benefit of Seller’s Agreements. The Repurchase Documents and all Transactions shall be binding on and shall inure to the benefit of the Parties and their successors and permitted assigns. All of Seller’s representations, warranties, agreements and indemnities in the Repurchase Documents shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations, and shall apply to and benefit Eligible Assignees and Participants. No other Person shall be entitled to any benefit, right, power, remedy or claim under the Repurchase Documents.

Section 17.08 Assignments and Participations.

(a) Seller shall not sell, assign or transfer any of its rights or the Repurchase Obligations or delegate its duties under this Agreement or any other Repurchase Document without the prior written consent of Buyer, and any attempt by Seller to do so without such consent shall be null and void.

(b) Buyer may at any time, without the consent of or notice to Seller, sell participations to any Person (other than a natural person or Seller, Guarantor or any Affiliate of Seller or Guarantor) (a “Participant”) in all or any portion of Buyer’s rights and/or obligations under the Repurchase Documents; provided, that (i) Buyer’s obligations under the Repurchase Documents shall remain unchanged, (ii) Buyer shall remain solely responsible to Seller for the performance of such obligations, and (iii) Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under the Repurchase Documents. No Participant shall have any right to approve any amendment, waiver or consent with respect to any Repurchase Document, except to the extent that the Repurchase Price or Price Differential of any Purchased Asset would be reduced or the Repurchase Date of any Purchased Asset would be postponed. Each Participant shall be entitled to the benefits of Article 12 to the same extent as if it had acquired its interest by assignment pursuant to Section 17.08(c), but shall not be entitled to receive any greater payment thereunder than Buyer would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Seller’s prior written consent. To the extent permitted by Requirements of Law, each Participant shall be entitled to the benefits of Sections 10.02(j) and 17.17 to the same extent as if it had acquired its interest by assignment pursuant to Section 17.08(c).

(c) Buyer may at any time, without consent of Seller or Guarantor but upon notice to Seller, sell and assign to any Eligible Assignee all or any portion of all of the rights and obligations of Buyer under the Repurchase Documents. Each such assignment shall be made pursuant to an Assignment and Acceptance substantially in the form of Exhibit D (an “Assignment and Acceptance”). From and after the effective date of such Assignment and Acceptance, (i) such Eligible Assignee shall be a Party and, to the extent provided therein, have the rights and obligations of Buyer under the Repurchase Documents with respect to the percentage and amount of the Repurchase Price allocated to it, (ii) Buyer shall, to the extent provided therein, be released from such obligations (and, in the case of an Assignment and Acceptance covering all or the remaining portion of Buyer’s rights and obligations under the Repurchase Documents, Buyer shall cease to be a Party), (iii) the obligations of Buyer shall be deemed to be so reduced, and (iv) Buyer will give prompt written notice thereof (including identification of the Eligible Assignee and the amount of Repurchase Price allocated to it) to each Party (but Buyer shall not have any liability for any failure to timely provide such notice). Any sale or assignment by Buyer of rights or obligations under the Repurchase Documents that does not comply with this Section 17.08(c) shall be treated for purposes of the Repurchase Documents as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 17.08(b).

(d) Seller shall cooperate with Buyer in connection with any such sale and assignment of participations or assignments and shall enter into such restatements of, and amendments, supplements and other modifications to, the Repurchase Documents to give effect to any such sale or assignment; provided, that none of the foregoing shall change any economic or other material term of the Repurchase Documents in a manner adverse to Seller without the consent of Seller.

(e) Buyer shall have the right to partially or completely syndicate all of its rights under the Agreement and the other Repurchase Documents to any Eligible Assignee.

Section 17.09 Ownership and Hypothecation of Purchased Assets. Title to all Purchased Assets shall pass to and vest in Buyer on the applicable Purchase Dates and, subject to the terms of the Repurchase Documents, Buyer or its designee shall have free and unrestricted use of all Purchased Assets and be entitled to exercise all rights, privileges and options relating to the Purchased Assets as the owner thereof, including rights of subscription, conversion, exchange, substitution, voting, consent and approval, and to direct any servicer or trustee. Buyer or its designee may engage in repurchase transactions with the Purchased Assets or otherwise sell, pledge, repledge, transfer, hypothecate, or rehypothecate the Purchased Assets, all on terms that Buyer may determine; provided, that no such transaction shall affect the obligations of Buyer to transfer the Purchased Assets with the same CUSIPS to Seller on the applicable Repurchase Dates free and clear of any pledge, Lien, security interest, encumbrance, charge or other adverse claim. In the event Buyer engages in a repurchase transaction with any of the Purchased Assets or otherwise pledges or hypothecates any of the Purchased Assets, Buyer shall have the right to assign to Buyer’s counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Assets that are subject to such repurchase transaction.

Section 17.10 Confidentiality. All information regarding the terms set forth in any of the Repurchase Documents or the Transactions shall be kept confidential and shall not be disclosed by either Party to any Person except (a) to the Affiliates of such Party or its or their respective directors, officers, employees, agents, advisors and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (b) to the extent requested by any regulatory authority or required by Requirements of Law, (c) to the extent required to be included in the financial statements or filings with the Securities and Exchange Commission of either Party or an Affiliate thereof, (d) to the extent required to exercise any rights or remedies under the Repurchase Documents or Purchased Assets, (e) to the extent required to consummate and administer a Transaction, (f) to any actual or prospective Participant or Eligible Assignee which agrees to comply with this Section 17.10; provided, that no such disclosure made with respect to any Repurchase Document shall include a copy of such Repurchase Document to the extent that a summary would suffice, but if it is necessary for a copy of any Repurchase Document to be disclosed, all pricing and other economic terms set forth therein shall be redacted before disclosure.

Section 17.11 No Implied Waivers. No failure on the part of Buyer to exercise, or delay in exercising, any right or remedy under the Repurchase Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy thereunder preclude any further exercise thereof or the exercise of any other right. The rights and remedies in the Repurchase Documents are cumulative and not exclusive of any rights and remedies provided by law. Application of the Default Rate after an Event of Default shall not be deemed to constitute a waiver of any Event of Default or Buyer’s rights and remedies with respect thereto, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate is applied. Except as otherwise expressly provided in the Repurchase Documents, no amendment, waiver or other modification of any provision of the Repurchase Documents shall be effective without the signed agreement of Seller and Buyer. Any waiver or consent under the Repurchase Documents shall be effective only if it is in writing and only in the specific instance and for the specific purpose for which given.

Section 17.12 Notices and Other Communications. Unless otherwise provided in this Agreement, all notices, consents, approvals, requests and other communications required or permitted to be given to a Party hereunder shall be in writing and sent prepaid by hand delivery, by certified or registered mail, by expedited commercial or postal delivery service, or by facsimile or email if also sent by one of the foregoing, to the address for such Party specified in Annex 1 or such other address as such Party shall specify from time to time in a notice to the other Party. Any of the foregoing communications shall be effective when delivered or upon the first attempted delivery on a Business Day. A Party receiving a notice that does not comply with the technical requirements of this Section 17.12 may elect to waive any deficiencies and treat the notice as having been properly given.

Section 17.13 Counterparts; Electronic Transmission. Any Repurchase Document may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same instrument. Delivery of an executed counterpart of any Repurchase Documents by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of such Repurchase Document.

Section 17.14 No Personal Liability. No administrator, incorporator, Affiliate, owner, member, partner, stockholder, officer, director, employee, agent or attorney of Buyer, any Indemnified Person, Seller or Guarantor, as such, shall be subject to any recourse or personal liability under or with respect to any obligation of Buyer, Seller or Guarantor under the Repurchase Documents, whether by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed that the obligations of Buyer, Seller or Guarantor under the Repurchase Documents are solely their respective corporate, limited liability company or partnership obligations, as applicable, and that any such recourse or personal liability is hereby expressly waived. This Section 17.14 shall survive the termination of the Repurchase Documents.

Section 17.15 Protection of Buyer’s Interests in the Purchased Assets; Further Assurances.

(a) Seller shall take such action as requested by Buyer or as necessary to cause the Repurchase Documents and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of Buyer to the Purchased Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect such right, title and interest. Seller shall deliver to Buyer file–stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. Seller shall execute any and all documents reasonably required to fulfill the intent of this Section 17.15.

(b) Seller will promptly at its expense execute and deliver such instruments and documents and take such other actions as Buyer may reasonably request from time to time in order to perfect, protect, evidence, exercise and enforce Buyer’s rights and remedies under and with respect to the Repurchase Documents, the Transactions and the Purchased Assets.

(c) If Seller fails to perform any of its Repurchase Obligations, Buyer may (but shall not be required to) perform or cause to be performed such Repurchase Obligation, and the costs and expenses incurred by Buyer in connection therewith shall be payable by Seller. Without limiting the generality of the foregoing, Seller authorizes Buyer, at the option of Buyer and the expense of Seller, at any time and from time to time, to take all actions and pay all amounts that Buyer deems necessary or appropriate to protect, enforce, preserve, insure, service, administer, manage, perform, maintain, safeguard, collect or realize on the Purchased Assets and Buyer’s Liens and interests therein or thereon and to give effect to the intent of the Repurchase Documents. No Default or Event of Default shall be cured by the payment or performance of any Repurchase Obligation by Buyer on behalf of Seller. Buyer may make any such payment in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax Lien, title or claim except to the extent such payment is being contested in good faith by Seller in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

(d) Without limiting the generality of the foregoing and so long as the Repurchase Documents have not been terminated and the Repurchase Obligations have not been paid in full, Seller will no earlier than six (6) or later than three (3) months before the fifth (5th) anniversary of the date of filing of each UCC financing statement filed in connection with to any Repurchase Document or any Transaction, (i) deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement and (ii) deliver or cause to be delivered to Buyer an opinion of counsel, in form and substance reasonably satisfactory to Buyer, confirming and updating the opinion delivered pursuant to Section 6.01(a) with respect to perfection and otherwise to the effect that the security interests hereunder continue to be enforceable and perfected security interests, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

(e) Except as provided in the Repurchase Documents, the sole duty of Buyer, Custodian or any other designee or agent of Buyer with respect to the Purchased Assets shall be to use reasonable care in the custody, use, operation and preservation of the Purchased Assets in its possession or control. Buyer shall incur no liability to Seller or any other Person for any act of Governmental Authority, act of God or other destruction in whole or in part or negligence or wrongful act of custodians or agents selected by Buyer with reasonable care, or Buyer’s failure to provide adequate protection or insurance for the Purchased Assets. Buyer shall have no obligation to take any action to preserve any rights of Seller in any Purchased Asset against prior parties, and Seller hereby agrees to take such action. Buyer shall have no obligation to realize upon any Purchased Asset except through proper application of any distributions with respect to the Purchased Assets made directly to Buyer or its agent(s). So long as Buyer and Custodian shall act in good faith in their handling of the Purchased Assets, Seller waives or is deemed to have waived the defense of impairment of the Purchased Assets by Buyer and Custodian.

Section 17.16 Default Rate. To the extent permitted by Requirements of Law, Seller shall pay interest at the Default Rate on the amount of all Repurchase Obligations not paid when due under the Repurchase Documents until such Repurchase Obligations are paid or satisfied in full.

Section 17.17 Set–off. In addition to any rights now or hereafter granted under the Repurchase Documents, Requirements of Law or otherwise, Seller and Guarantor each, on behalf of itself and each of its respective Affiliates, hereby grants to Buyer and each Indemnified Person, to secure repayment of the Repurchase Obligations, a right of set-off upon any and all of the following: monies, securities, collateral or other property of Seller, Guarantor and each of their respective Affiliates and any proceeds from the foregoing, now or hereafter held or received by Buyer, any Affiliate of Buyer or any Indemnified Person, for the account of Seller, Guarantor or such Affiliate of Seller or Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general, specified, special, time, demand, provisional or final) and credits, claims or Indebtedness of Seller, Guarantor or any Affiliate of Seller or Guarantor at any time existing, and any obligation owed by Buyer or any Affiliate of Buyer to Seller, Guarantor or any Affiliate of Seller or Guarantor and to set–off against any Repurchase Obligations or Indebtedness owed by Seller, Guarantor or any Affiliate of Seller or Guarantor and any Indebtedness owed by Buyer or any Affiliate of Buyer to Seller, Guarantor or any Affiliate of Seller or Guarantor, in each case whether direct or indirect, absolute or contingent, matured or unmatured, whether or not arising under the Repurchase Documents and irrespective of the currency, place of payment or booking office of the amount or obligation and in each case at any time held or owing by Buyer, any Affiliate of Buyer or any Indemnified Person to or for the credit of any of Seller, Guarantor or any Affiliate of Seller or Guarantor, without prejudice to Buyer’s right to recover any deficiency. Each of Buyer, each Affiliate of Buyer and each Indemnified Person is hereby authorized upon any amount becoming due and payable by Seller, Guarantor or any Affiliate of Seller or Guarantor to Buyer or any Indemnified Person under the Repurchase Documents, the Repurchase Obligations or otherwise or upon the occurrence of an Event of Default, without notice to Seller, Guarantor or any Affiliate of Seller or Guarantor, any such notice being expressly waived by Seller, Guarantor and each Affiliate of Seller or Guarantor to the extent permitted by any Requirements of Law, to set–off, appropriate, apply and enforce such right of set–off against any and all items hereinabove referred to against any amounts owing to Buyer or any Indemnified Person by Seller, Guarantor or any Affiliate of Seller or Guarantor under the Repurchase Documents and the Repurchase Obligations, irrespective of whether Buyer, any Affiliate of Buyer or any Indemnified Person shall have made any demand under the Repurchase Documents and regardless of any other collateral securing such amounts, and in all cases without waiver or prejudice of Buyer’s rights to recover a deficiency. Seller, Guarantor and all Affiliates of Seller or Guarantor shall be deemed directly indebted to Buyer and the other Indemnified Persons in the full amount of all amounts owing to Buyer and the other Indemnified Parties by Seller, Guarantor and all Affiliates of Seller or Guarantor under the Repurchase Documents and the Repurchase Obligations, and Buyer and the other Indemnified Persons shall be entitled to exercise the rights of set-off provided for above. ANY AND ALL RIGHTS TO REQUIRE BUYER OR OTHER INDEMNIFIED PERSONS TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO THE PURCHASED ASSETS OR OTHER INDEMNIFIED PERSONS UNDER THE REPURCHASE DOCUMENTS, PRIOR TO EXERCISING THE FOREGOING RIGHT OF SET-OFF, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SELLER AND EACH AFFILIATE OF SELLER.

Buyer or any Indemnified Person shall promptly notify the affected Seller, Guarantor or any Affiliate of Seller or Guarantor, as appropriate, after any such set–off and application made by Buyer or such Indemnified Person, provided that the failure to give such notice shall not affect the validity of such set–off and application. If an amount or obligation is unascertained, Buyer may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant Party accounting to the other Party when the amount or obligation is ascertained. Nothing in this Section 17.17 shall be effective to create a charge or other security interest. This Section 17.17 shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which any Party is at any time otherwise entitled.

Section 17.18 Seller’s Waiver of Setoff. Seller hereby waives any right of setoff it may have or to which it may be or become entitled under the Repurchase Documents or otherwise against Buyer, any Affiliate of Buyer, any Indemnified Person or their respective assets or properties.

Section 17.19 Power of Attorney. Seller hereby authorizes Buyer to file such financing statement or statements relating to the Purchased Assets without Seller’s signature thereon as Buyer, at its option, may deem appropriate. Seller hereby appoints Buyer as Seller’s agent and attorney in fact to execute any such financing statement or statements in Seller’s name and to perform all other acts which Buyer deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Purchased Assets, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing (including, but not limited, to sending “good-bye letters” on behalf of Seller, and sign assignments on behalf of Seller as its agent and attorney in fact. This agency and power of attorney is coupled with an interest and is irrevocable without Buyer’s consent. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 17.19. In addition, Seller shall execute and deliver to Buyer a power of attorney in form and substance satisfactory to Buyer (“Seller’s Power of Attorney”).

Section 17.20 Periodic Due Diligence Review. At Seller’s expense, Buyer may perform continuing due diligence reviews with respect to the Purchased Assets, Seller, Guarantor or any Affiliate of Seller or Guarantor, including ordering new third party reports, for purposes of, among other things, verifying compliance with the representations, warranties, covenants, agreements, duties, obligations and specifications made under the Repurchase Documents or otherwise. Upon reasonable prior notice to Seller, unless a Default or an Event of Default exists, in which case no notice is required, Buyer or its representatives may during normal business hours inspect any properties and examine, inspect and make copies of the books and records of Seller, Guarantor or any Affiliate of Seller or Guarantor, and the Records in the possession of Seller, Guarantor or any Affiliate of Seller or Guarantor. Seller shall make available to Buyer one or more knowledgeable financial or accounting officers and representatives of the independent certified public accountants of Seller and Guarantor for the purpose of answering questions of Buyer concerning any of the foregoing. Buyer may purchase Purchased Assets from Seller based solely on the information provided by Seller to Buyer and the representations, warranties, duties, obligations and covenants contained herein, and Buyer may at any time conduct a partial or complete due diligence review on some or all of the Purchased Assets including re-generating the information used to originate and underwrite such Purchased Assets. Buyer may underwrite such Purchased Assets itself or engage a mutually acceptable third-party underwriter to do so.

Section 17.21 Time of the Essence. Time is of the essence with respect to all obligations, duties, covenants, agreements, notices or actions or inactions of the Parties under the Repurchase Documents.

Section 17.22 Patriot Act Notice. Buyer hereby notifies Seller that Buyer is required by the Patriot Act to obtain, verify and record information that identifies Seller.

Section 17.23 Successors and Assigns; No Third Party Beneficiaries. Subject to the foregoing, the Repurchase Documents and any Transactions shall be binding upon and shall inure to the benefit of the Parties and their successors and permitted assigns. Nothing in the Repurchase Documents, express or implied, shall give to any Person other than the Parties any benefit or any legal or equitable right, power, remedy or claim under the Repurchase Documents.

[ONE OR MORE UNNUMBERED SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

SELLER:

AG MIT, LLC

By: AG Mortgage Investment Trust, Inc., its member
By: AG REIT Management, LLC, its manager
By: Angelo, Gordon & Co., L.P., its investment adviser

By:
Name:
Title:

BUYER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

ACKNOWLEDGED AND AGREED

GUARANTOR:

AG MORTGAGE INVESTMENT TRUST, INC.

By: AG REIT Management, LLC, its manager
By: Angelo, Gordon & Co., L.P., its investment adviser

By:
Name:
Title:

[Signature page to A&R Master Repurchase and Securities Contract]

EXHIBIT A

FORM OF TRANSACTION REQUEST

[            ] [    ], 20[    ]

Wells Fargo Bank, National Association

c/o Wells Fargo Securities LLC

550 S. Tryon Street, 5th Floor

MAC D1086-051

Charlotte, North Carolina 28202

Attention: Andrew Riebe

Re:	Amended and Restated Master Repurchase and Securities Contract, dated as of April 12, 2013 (the “Agreement”), by and among AG MIT, LLC (“Seller”), AG Mortgage Investment Trust, Inc. (“Guarantor”) and Wells Fargo Bank, National Association (“Buyer”)

Ladies and Gentlemen:

This is a Transaction Request (as this and other terms used but not defined herein are defined in the Agreement) delivered pursuant to Section 3.01 of the Agreement. Seller hereby requests that Buyer enter into a Transaction upon the proposed terms set forth below.

Proposed Purchased Assets :	As described in Appendix 1 hereto

Estimated Market Value:	As described in Appendix 1 hereto

Applicable Percentage:	[ ]%

Proposed Purchase Date:	[ ], 20[ ]

On the Purchase Date for each proposed Purchased Asset described in this Transaction Request, Seller will make all of the representations and warranties contained in the Agreement (including Schedule 1 to the Agreement) with respect thereto.

[Signature follows]

Exhibit A-1

Seller:

AG MIT, LLC

By: AG Mortgage Investment Trust, Inc., its member
By: AG REIT Management, LLC, its manager
By: Angelo, Gordon & Co., L.P., its investment adviser

By:
Name:
Title:

Exhibit A-2

Appendix I to Transaction Request

List of proposed Purchased Assets, including, as applicable:

	Asset name	Asset Type	Issuer’s Name	Trustee	Face Amount	Current Principal Balance	Last Payment Date	Next Payment Date	Current Interest Rate	CUSIP	Moody’s Rating Initial/Current	S&P Rating Initial/Current	Fitch Rating Initial/Current	Market Value
1.

Exhibit A-3

EXHIBIT B

FORM OF CONFIRMATION

[            ] [    ], 20[    ]

Wells Fargo Bank, National Association

c/o Wells Fargo Securities LLC

550 S. Tryon Street, 5th Floor

MAC D1086-051

Charlotte, North Carolina 28202

Attention: Andrew Riebe

Re:	Amended and Restated Master Repurchase and Securities Contract, dated as of April 12, 2013 (the “Agreement”), by and among AG MIT, LLC (“Seller”), AG Mortgage Investment Trust, Inc. (“Guarantor”) and Wells Fargo Bank, National Association (“Buyer”)

Ladies and Gentlemen:

This is a Confirmation executed and delivered by Seller and Buyer pursuant to Section 3.01 of the Agreement. Terms used but not defined herein are as defined in the Agreement. Seller and Buyer hereby confirm and agree that as of the Purchase Date and upon the other terms specified below, Seller shall sell and assign to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in, to and under the Purchased Assets listed in Appendix 1 hereto.

Purchased Assets:	As described in Appendix 1 hereto

Market Value:	As described in Appendix 1 hereto

Applicable Percentage:	[ ]%

Purchase Date:	[ ],20[ ]

Repurchase Date:	[ ],20[ ]

Purchase Price:	$[ ]

Exhibit B-1

Seller hereby certifies as follows, on and as of the above Purchase Date with respect to each Purchased Asset described in this Confirmation:

1. All of the Seller’s conditions precedent in Article 6 of the Agreement have been satisfied.

2. Seller hereby represents and warrants that all of the representations and warranties made or deemed made by the Seller in the Agreement (including Schedule 1 to the Agreement) are true and correct as of the Purchase Date.

Seller:

AG MIT, LLC

By: AG Mortgage Investment Trust, Inc., its member
By: AG REIT Management, LLC, its manager
By: Angelo, Gordon & Co., L.P., its investment adviser

By:
Name:
Title:

Buyer:

Acknowledged and Agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Exhibit B-2

Appendix I to Confirmation

List of Purchased Assets, including, as applicable:

	Asset name	Asset Type	Issuer’s Name	Trustee	Face Amount	Current Principal Balance	Last Payment Date	Next Payment Date	Current Interest Rate	CUSIP	Moody’s Rating Initial/Current	S&P Rating Initial/Current	Fitch Rating Initial/Current	Market Value
1.

Exhibit B-3

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

[            ] [    ], 20[    ]

Wells Fargo Bank, National Association

c/o Wells Fargo Securities LLC

550 S. Tryon Street, 5th Floor

MAC D1086-051

Charlotte, North Carolina 28202

Attention: Andrew Riebe

Re:

Amended and Restated Master Repurchase and Securities Contract, dated as of April 12, 2013 (the “Agreement”), by and among AG MIT, LLC (“Seller”), AG Mortgage Investment Trust, Inc. (“Guarantor”) and Wells Fargo Bank, National Association (“Buyer”)

This Compliance Certificate is furnished pursuant to the above Agreement. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the respective meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am a duly elected Responsible Officer of Seller.

2. All of the financial statements, calculations and other information set forth in this Compliance Certificate, including in any exhibit or other attachment hereto, are true, complete and correct as of the date hereof.

3. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and financial condition of the Seller during the accounting period covered by the financial statements attached hereto (or most recently delivered to Buyer if none are attached).

4. The examinations described in Paragraph 3 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.

5. Attached as Exhibit 1 hereto are the financial statements required to be delivered pursuant to Section 8.06 of the Agreement (or, if none are required to be delivered as of the date of this Compliance Certificate, the financial statements most recently delivered pursuant to Section 8.06 of the Agreement), which financial statements, to the best of my knowledge after

Exhibit C-1

due inquiry, fairly and accurately present in all material respects, the consolidated financial condition and operations of Seller and the consolidated results of its operations as of the date or with respect to the period therein specified, determined in accordance with GAAP.

6. Attached as Exhibit 2 hereto are the calculations demonstrating compliance with the financial covenants set forth in Section 8 of the Agreement, each for the immediately preceding fiscal quarter.

7. To the best of my knowledge, Seller has, during the period since the delivery of the immediately preceding Compliance Certificate, observed or performed all of its covenants and other agreements in all material respects, and satisfied in all material respects every condition, contained in the Agreement and the other Repurchase Documents to be observed, performed or satisfied by it, and I have no knowledge of the occurrence during such period, or present existence, of any condition or event which constitutes an Event of Default or Default (including after giving effect to any pending Transactions requested to be entered into), except as set forth below

8. Described below are the exceptions, if any, to the above paragraph, setting forth in detail the nature of the condition or event, the period during which it has existed and the action which the Seller or any Affiliate has taken, is taking, or proposes to take with respect to such condition or event:

The foregoing certifications, together with the financial statements, updates, reports, materials, calculations and other information set forth in any exhibit or other attachment hereto, or otherwise covered by this Compliance Certificate, are made and delivered as of [            ], 20[    ]

AG MIT, LLC

By: AG Mortgage Investment Trust, Inc., its member
By: AG REIT Management, LLC, its manager
By: Angelo, Gordon & Co., L.P., its investment adviser

By:
Name:
Title:

Exhibit 1: Financial Statements

Exhibit 2: Financial Covenant Compliance Calculations

Exhibit C-2

EXHIBIT D

FORM OF ASSIGNMENT AND ACCEPTANCE

1. Reference is made to the Amended and Restated Master Repurchase and Securities Contract, dated as of April 12, 2013 (the “Agreement”), by and among AG MIT, LLC (“Seller”), AG Mortgage Investment Trust, Inc. (“Guarantor”) and Wells Fargo Bank, National Association (“Buyer”).

2.                                          (“Assignor”) and                                          (“Assignee”) hereby agree as follows:

3. Assignor hereby sells and assigns and delegates, without recourse except as to the representations and warranties made by it herein, to Assignee, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor’s rights and obligations under the Agreement as of the Effective Date (as hereinafter defined) equal to the percentage interest specified on Schedule I hereto of all outstanding rights and obligations under the Agreement (collectively, the “Assigned Interest”).

4. Assignor:

(a) hereby represents and warrants that its name set forth on Schedule I hereto is its legal name, that it is the legal and beneficial owner of the Assigned Interest and that such Assigned Interest is free and clear of any adverse claim;

(b) other than as provided herein, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any of the other Repurchase Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Agreement or any of the other Repurchase Documents, or any other instrument or document furnished pursuant thereto; and

(c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Seller or the performance or observance by the Seller of any of its Obligations.

5. Assignee:

(a) confirms that it has received a copy of the Agreement, the other Repurchase Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;

(b) agrees that it will, independently and without reliance upon Buyer, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement;

Exhibit D-1

(c) represents and warrants that its name set forth on Schedule I hereto is its legal name;

(d) agrees that, from and after the Effective Date, it will be bound by the provisions of the Agreement and the other Repurchase Documents and, to the extent of the Assigned Interest, it will perform in accordance with their terms all of the obligations that by the terms of the Agreement are required to be performed by it as a Buyer; and

(e) The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date specified on Schedule I hereto.

6. As of the Effective Date, (a) Assignee shall be a party to the Agreement and, to the extent of the Assigned Interest, shall have the rights and obligations of Buyer thereunder and (b) Assignor shall, to the extent that any rights and obligations under the Agreement have been assigned and delegated by it pursuant to this Assignment and Acceptance, relinquish its rights (other than provisions of the Agreement and the other Repurchase Documents that are specified under the terms thereof to survive the payment in full of the Obligations) and be released from its obligations under the Agreement (and, if this Assignment and Acceptance covers all or the remaining rights and obligations of such Assignor under the Agreement, such Assignor shall cease to be a party thereto).

7. Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Effective Date directly between themselves.

8. This Assignment and Acceptance and any claim, controversy or dispute arising under or related to or in connection with this Assignment and Acceptance, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

9. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule I hereto in Portable Document Format (PDF) or by telecopier or facsimile transmission shall be effective as delivery of an originally executed counterpart of this Assignment and Acceptance.

Exhibit D-2

IN WITNESS WHEREOF, each of Assignor and Assignee have caused Schedule I hereto to be executed by their respective officers thereunto duly authorized, as of the date specified thereon.

Exhibit D-3

Schedule I

to

ASSIGNMENT AND ACCEPTANCE

Assignor:

Assignee:

Effective Date: , 201

Assigned Purchase Price	$
Aggregate Purchase Price	$
Assigned Buyer Percentage		%

Assignor:

, as Assignor

[Type or print legal name of Assignor]

By
Name:
Title:

Dated: , 201

Exhibit D-4

Assignee:

,
as Assignee
[Type or print legal name of Assignee]

By
Name:
Title:

Dated: ,

Address for Notices:

Exhibit D-5

EXHIBIT E

FORM OF SELLER DATA POINT CERTIFICATE

[            ] [    ], 20[    ]

Wells Fargo Bank, National Association

c/o Wells Fargo Securities LLC

550 S. Tryon Street, 5th Floor

MAC D1086-051

Charlotte, North Carolina 28202

Attention: Andrew Riebe

Re:

Amended and Restated Master Repurchase and Securities Contract, dated as of April 12, 2013 (the “Agreement”), by and among AG MIT, LLC (“Seller”), AG Mortgage Investment Trust, Inc. (“Guarantor”) and Wells Fargo Bank, National Association (“Buyer”)

This Seller Data Point Certificate is furnished pursuant to the above Agreement. Unless otherwise defined herein, capitalized terms used in this Seller Data Point Certificate have the respective meanings ascribed thereto in the Agreement.

CUSIP of MV Disputed Asset:

Approved Valuation Firm	Seller Data Point	Date of Seller Data Point

Exhibit E-1

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am a duly elected Responsible Officer of Seller or senior trader or other similarly situated employee appointed by a Responsible Officer of Seller.

2. All of the Valuations and other information set forth in this Seller Data Point Certificate, including in any exhibit or other attachment hereto, are to the best of my knowledge, true, complete and correct in all material respects as of the date hereof.

3. As of the date hereof, all Seller Data Points regarding the referenced MV Disputed Asset that have been received by Seller during the period from the time of the original communication of the related Market Value from Buyer to Seller to the submission of this Seller Data Point Certificate are either (i) listed above or (ii) have been previously disclosed to Buyer in a separate Seller Data Point Certificate.

Seller:

AG MIT, LLC

By: AG Mortgage Investment Trust, Inc., its member
By: AG REIT Management, LLC, its manager
By: Angelo, Gordon & Co., L.P., its investment adviser

By:
Name:
Title:

Exhibit E-2

ANNEX 1

NOTICE ADDRESSES; ACCOUNTS

Seller:

AG MIT, LLC

c/o AG Mortgage Investment Trust, Inc.

245 Park Avenue, 26th Floor

New York, NY 10167

Attention: Chief Risk Officer

Telephone: 212-692-2000

Fax: 212-867-9328

Email: marginnotice@angelogordon.com

Guarantor

AG Mortgage Investment Trust, Inc.

245 Park Avenue, 26th Floor

New York, NY 10167

Attention: Chief Risk Officer

Telephone: 212-692-2000

Fax: 212-867-9328

Email: marginnotice@angelogordon.com

For payments made to Seller: To be provided by Seller prior to initial Transaction

Buyer:

Wells Fargo Bank, National Association

c/o Wells Fargo Securities LLC

550 S. Tryon Street, 5th Floor

MAC D1086-051

Charlotte, North Carolina 28202

Attention: Andrew Riebe

Fax: 704-410-0220

Attention: Andrew W. Riebe

Email: andrew.riebe@wellsfargo.com

For payments made to Buyer:

Account Name:	REFS Ops
Name of Bank:	Wells Fargo Bank, National Association
City/State of Bank:	San Francisco, CA
ABA Number of Bank:	121000248
Account Number:	01005622833060
Reference:	AG MIT, LLC

Annex 1-1

SCHEDULE 1

REPRESENTATIONS AND WARRANTIES

RE: PURCHASED ASSETS

Seller represents and warrants to Buyer, with respect to each Purchased Asset that except as specifically disclosed to and approved by Buyer in accordance with the Agreement, as of the Purchase Date for each such Purchased Asset by Buyer from Seller and as of the date of each Transaction hereunder and at all times while the Repurchase Documents or any Transaction hereunder is in full force and effect the representations set forth on this Schedule 1 shall be true and correct. For purposes of this Schedule 1 and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Purchased Asset if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer affects such Purchased Asset.

1. If such Purchased Asset is (i) RMBS, such Purchased Asset consists of pass-through certificates representing beneficial ownership of regular interests in one or more REMICs consisting of one or more first or second lien mortgage loans secured by residential properties, (ii) CMBS, such Purchased Asset consists of pass-through certificates representing beneficial ownership interests in one or more REMICs consisting of one or more first lien mortgage loans secured by commercial and/or multifamily properties or (iii) Consumer ABS, consists of securities representing beneficial ownership interests or that are secured by, (a) motor vehicle installment loans and retail installment sales contracts secured by new and used automobiles, light-duty trucks and other similar vehicles or (b) the receivables arising from a portfolio of unsecured revolving credit card accounts.

2. Immediately prior to the sale, transfer and assignment to Buyer thereof, Seller had good and marketable title to, and was the sole owner and holder of, such Purchased Asset, and Seller is transferring such Purchased Asset free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Purchased Asset.

3. Seller has full right, power and authority to sell and assign such Purchased Asset and such Purchased Asset has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

4. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the documents governing such Purchased Asset, no consent or approval by any Person is required in connection with Buyer’s acquisition of such Purchased Asset, for Buyer’s exercise of any rights or remedies in respect of such Purchased Asset or for Buyer’s sale or other disposition of such Purchased Asset. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.

5. Upon consummation of the purchase contemplated to occur in respect of such Purchased Asset on the Purchase Date therefor, Seller will have validly and effectively conveyed

Schedule 1-1

to Buyer all legal and beneficial interest in and to such Purchased Asset free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature (other than liens granted under the Repurchase Documents).

6. The Purchased Asset is a certificated security in registered form, or is in uncertificated form and held through the facilities of (a) The Depository Trust Corporation in New York, New York, or (b) such other clearing organization or book-entry system as is designated in writing by the Buyer.

7. With respect to any Purchased Asset that is a certificated security, Seller has delivered to Buyer or its designee such certificated security, along with any and all certificates, assignments, bond powers executed in blank, necessary to transfer such certificated security under the issuing documents of such RMBS.

8. To Seller’s knowledge, all information contained in the related MBS Information (or as otherwise provided to Buyer) in respect of such Purchased Asset is accurate and complete in all material respects.

9. As of the date of its issuance, such Purchased Asset complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the issuance thereof including, without limitation, any registration requirements of the Securities Act of 1933, as amended.

10. Except as included in the MBS Information, there is no document that by its terms modifies or affects the rights and obligations of the holder of such Purchased Asset, the terms of the related pooling and servicing agreement or any other material agreement relating to the RMBS, and, since issuance, there has been no material change or waiver to any term or provision of any such document or instrument.

11. To Seller’s knowledge, there is no (i) monetary default, breach or violation exists with respect to any pooling and servicing agreement or other document governing or pertaining to such Purchased Asset, (ii) material non-monetary default, breach or violation exists with respect to any such agreement or other document or other document governing or pertaining to such Purchased Asset, or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under such documents and agreements.

12. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for any transfer or assignment of such Purchased Asset.

13. Seller has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Purchased Asset is or may become obligated.

14. To Seller’s knowledge, there is no material inaccuracy in any servicer report or trustee report delivered to it (and, in turn, delivered pursuant to the terms of this Agreement) in connection with such Purchased Asset.

Schedule 1-2

15. If such Purchased Asset is RMBS or CMBS, such Purchased Asset is not a residual interest in a REMIC as defined in Section 860G(a)(2) of the Code.

16. The Purchased Asset is in “registered form” within the meaning of Temporary Treasury Regulation Section 5f.103-1(c) and interest paid thereon is eligible for the portfolio interest exemption described in Section 871(h)(2)(B) of the Code.

17. To Seller’s knowledge, such Purchased Asset does not contravene any Requirements of Laws.

18. The purchase of each Purchased Asset was undertaken in accordance with and satisfies applicable standards established by Seller or any Affiliate of Seller.

19. If such Purchased Asset is CMBS, such Purchased Asset does not contain any underlying participations in commercial mortgage loans.

Schedule 1-3

SCHEDULE 2

APPROVED VALUATION FIRMS

RELATED TO RMBS

1. Credit Suisse**

2. Goldman Sachs

3. JP Morgan Chase**

4. Bank of America**

5. Barclays

6. Citibank

7. Deutsche Bank AG

8. Morgan Stanley

9. Royal Bank of Scotland

10. Nomura

**	Denotes “Tier 1” firm.

Schedule 2-1

SCHEDULE 3

APPROVED VALUATION FIRMS

RELATED TO CMBS

1. Credit Suisse

2. Goldman Sachs**

3. JP Morgan Chase

4. Bank of America**

5. Barclays**

6. Citibank

7. Deutsche Bank AG

8. Morgan Stanley

9. Royal Bank of Scotland

10. Nomura

**	Denotes “Tier 1” firm.

Schedule 3-1

SCHEDULE 4

APPROVED VALUATION FIRMS

RELATED TO CONSUMER ABS

1. Credit Suisse**

2. Goldman Sachs

3. JP Morgan Chase**

4. Bank of America

5. Barclays

6. Citibank

7. Deutsche Bank AG

8. Morgan Stanley**

9. Royal Bank of Scotland

10. Mizuho

**	Denotes “Tier 1” firm.

Schedule 4-1